Exhibit 99.1

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of OHA Investment Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of OHA Investment Corporation (the Company), including the schedules of investments, as of December 31, 2018 and 2017, the related consolidated statements of operations, changes in net assets and cash flows for each of the three years in the period ended December 31, 2018, and the related notes and financial statement schedules listed in the Index at Item 15(a) (collectively referred to as the consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2018 and 2017, and the results of its operations, changes in its net assets, and its cash flows for each of the three years in the period ended December 31, 2018, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2018 and 2017, by correspondence with the custodian and brokers or by other appropriate auditing procedures where replies from brokers were not received.

Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2012.

Dallas, Texas

March 21, 2019

OHA INVESTMENT CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	December 31, 2018	December 31, 2017
Assets
Investments in portfolio securities at fair value
Affiliate investments (cost: $26,028 and $23,263, respectively)	$2,271	$18,179
Non-affiliate investments (cost: $85,306 and $132,429, respectively)	63,335	46,751

Total portfolio investments (cost: $111,334 and $155,692, respectively)	65,606	64,930
Investments in U.S. Treasury Bills at fair value (cost: $14,989 and $19,994, respectively)	14,989	19,994

Total investments	80,595	84,924

Cash and cash equivalents	3,124	19,939
Accounts receivable and other current assets	499	—
Interest receivable	224	632
Other prepaid assets	19	21
Deferred tax asset (Note 6)	316	632

Total other assets	4,182	21,224

Total assets	$84,777	$106,148

Liabilities
Current liabilities
Due to broker	$3,251	$—
Distributions payable	403	403
Accounts payable and accrued expenses	683	1,585
Due to affiliate (Note 5)	571	562
Management and incentive fees payable (Note 5)	366	426
Income taxes payable	39	24
Repurchase agreement	14,689	19,592
Short-term debt, net of debt issuance cost of $0 and $215, respectively	—	35,785

Total current liabilities	20,002	58,377

Long-term debt, net of debt issuance costs of $134 and $0, respectively	28,866	—

Total liabilities	48,868	58,377

Commitments and contingencies (Note 7)
Net assets
Common stock, $.001 par value, 250,000,000 shares authorized; 20,172,392 and 20,172,392 shares issued and outstanding, respectively	20	20
Paid-in capital in excess of par	211,907	234,553
Distributable earnings (loss)(1)	(176,018)	(186,802)

Total net assets	35,909	47,771

Total liabilities and net assets	$84,777	$106,148

Net asset value per share	$1.78	$2.37

(1)	See Note 2. Significant Accounting Policies.

(See accompanying notes to consolidated financial statements)

OHA INVESTMENT CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	For the year ended December 31,
	2018	2017	2016
Investment income:
Interest income:
Affiliate investments	$43	$444	$1,903
Payment-in-kind from affiliate investments	2,722	3,476	1,020
Non-affiliate investments	5,458	6,278	10,444
Payment-in-kind from non-affiliate investments	—	—	15
Dividend income:
Payment-in-kind from non-affiliate investments	—	—	4,008
Money market interest	202	—	—
Other income	43	74	498

Total investment income	8,468	10,272	17,888

Operating expenses:
Interest expense and bank fees	2,984	3,926	3,819
Management fees (Note 5)	1,547	1,932	2,939
Incentive fees (Note 5)	—	89	281
Costs related to strategic alternatives review	75	—	—
Professional fees	1,444	1,679	2,442
Other general and administrative expenses	1,465	1,440	1,652
Directors’ fees	245	245	245

Total operating expenses	7,760	9,311	11,378

Waived incentive fees (Note 5)	—	(89)	—

Net operating expenses	7,760	9,222	11,378

Income tax provision, net	37	22	7

Net investment income	671	1,028	6,503

Realized and unrealized gain (loss) on investments:
Net realized capital gain (loss) on investments
Control investments	—	—	(27,172)
Non-affiliate investments	(55,952)	(11,563)	223
Benefit (provision) for taxes	—	695	(62)

Total net realized capital loss on investments	(55,952)	(10,868)	(27,011)

Net unrealized appreciation (depreciation) on investments
Control investments	—	—	27,608
Affiliate investments	(18,673)	(2,510)	(2,820)
Non-affiliate investments	63,706	(18,758)	(29,726)

Total net unrealized appreciation (depreciation) on investments	$45,033	$(21,268)	$(4,938)

Net decrease in net assets resulting from operations	$(10,248)	$(31,108)	$(25,446)

Net decrease in net assets resulting from operations per common share	$(0.51)	$(1.54)	$(1.26)

Distributions declared per common share	$0.08	$0.08	$0.24
Weighted average shares outstanding - basic and diluted	20,172	20,172	20,172

(See accompanying notes to consolidated financial statements)

OHA INVESTMENT CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS

(in thousands, except per share data)

	For the year ended December 31,
	2018	2017	2016
Increase (decrease) in net assets from operations
Net investment income	$671	$1,028	$6,503
Net realized capital gain (loss) on investments	(55,952)	(10,868)	(27,011)
Net unrealized appreciation (depreciation) on investments	45,033	(21,268)	(4,938)

Net increase (decrease) in net assets resulting from operations	(10,248)	(31,108)	(25,446)

Distributions to common stockholders
Distributions from distributable earnings(1)	(1,322)	(469)	(4,841)
Return of capital	(292)	(1,145)	—

Net decrease in net assets from distributions	(1,614)	(1,614)	(4,841)

Net increase (decrease) in net assets	(11,862)	(32,722)	(30,287)
Net assets, beginning of year	47,771	80,493	110,780

Net assets, end of year	$35,909	$47,771	$80,493

Net asset value per common share at end of period	$1.78	$2.37	$3.99
Common shares outstanding at end of period	20,172	20,172	20,172

(1)	See Note 2. Significant Accounting Policies.

(See accompanying notes to consolidated financial statements)

OHA INVESTMENT CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the year ended December 31,
	2018	2017	2016
Cash flows from operating activities:
Net decrease in net assets resulting from operations	$(10,248)	$(31,108)	$(25,446)
Adjustments to reconcile net decrease in net assets resulting from operations to net cash provided by (used in) operating activities:
Payment-in-kind interest and dividend	(4,905)	(4,128)	(5,432)
Net amortization of premiums, discounts and fees	(396)	(204)	(472)
Net realized capital loss on investments	55,952	11,563	26,949
Net unrealized (appreciation) depreciation on investments	(45,033)	21,268	4,938
Purchase of investments in portfolio securities	(27,498)	(21,941)	(7,091)
Proceeds from redemption of investments in portfolio securities	21,565	33,517	50,813
Proceeds from (fundings of) revolving loans, net	(359)	—	—
Purchase of investments in U.S. Treasury Bills	(67,000)	(140,000)	(130,000)
Proceeds from redemption of investments in U.S. Treasury Bills	72,005	160,003	125,000
Amortization of debt issuance costs on Credit Facility	255	1,172	362
Effects of changes in operating assets and liabilities:
Accounts receivable and other current assets	(500)	33	484
Interest receivable	408	681	935
Other prepaid assets	2	(4)	434
Payables and accrued expenses	(948)	(627)	(867)
Deferred tax asset	316	(632)	—
Due to broker	3,251	—	(5,226)
Due to affiliate	9	342	(1)

Net cash provided by (used in) operating activities	(3,124)	29,935	35,380

Cash flows from financing activities:
Borrowings under revolving credit facilities	—	—	49,000
Borrowings under repurchase agreement	65,631	137,185	127,400
Debt issuance costs paid	(174)	—	(1,749)
Repayments on credit facilities	(7,000)	(4,500)	(80,500)
Repayments on repurchase agreement	(70,534)	(156,793)	(122,500)
Distributions to stockholders	(1,614)	(2,421)	(6,052)

Net cash provided by (used in) financing activities	(13,691)	(26,529)	(34,401)

Net increase (decrease) in cash and cash equivalents	(16,815)	3,406	979
Cash and cash equivalents, beginning of period	19,939	16,533	15,554

Cash and cash equivalents, end of period	$3,124	$19,939	$16,533

Supplemental Disclosures:
Cash paid for interest	$2,496	$2,665	$2,854
Net cash paid (received) for taxes (refunds)	$23	$(67)	$150

(See accompanying notes to consolidated financial statements)

OHA INVESTMENT CORPORATION

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2018

(in thousands, except share amounts and percentages)

Portfolio Company	Industry Segment	Investment(1)	Principal	Cost	Fair Value
Affiliate Investments - (5% to 25% owned)
OCI Holdings, LLC	Home Health Services	Subordinated Note (LIBOR+ 12.0% cash with a 1.0% floor plus 3.0% PIK), 21.51%, due 8/31/2019(2)(6)(11)	$25,711	$23,528	$2,271

OCI Holdings, LLC	Home Health Services	100% of Class A Units in OHA/OCI Investments, LLC representing 20.8% diluted ownership of OCI Holdings, LLC(2)(8)		2,500	—

Subtotal Affiliate Investments - (5% to 25% owned)				$26,028	$2,271

Non-affiliate Investments - (Less than 5% owned)
Equinox Holdings, Inc.	Leisure Goods, Activities, Movies	Second Lien Term Loan (LIBOR+7.0% with a 1.0% floor), 9.52%, due 9/6/2024(3)	$7,000	$6,957	$7,018

PAE Holding Corporation	Aerospace and Defense	Second Lien Term Loan (LIBOR+9.50% with a 1.0% floor), 12.12%, due 10/20/2023(3)	6,888	6,749	6,785

Ministry Brands, LLC	Business Services	Second Lien Term Loan (LIBOR+8.00% with a 1.0% floor), 10.52%, due 6/2/2023(2)	6,000	5,945	5,880

Avantor Performance Materials, Inc.	Chemicals	Senior Unsecured Notes, 9.0%, due 10/1/2025(3)	5,000	5,000	5,000

ATP Oil & Gas Corporation/Bennu Oil & Gas, LLC	Oil & Natural Gas Production and Development	Limited Term Royalty Interest (notional rate of 13.2%)(2)(7)(11)	—	26,450	4,778

CVS Holdings I, LP (MyEyeDr)	Retail	Second Lien Term Loan (LIBOR+6.75% with a 1.0% floor), 9.28%, due 2/6/2026(3)	5,000	4,977	4,725

PowerSchool	Business Services	Second Lien Term Loan (LIBOR+6.75%), 9.13%, due 8/01/2026(3)	3,800	3,763	3,762

WASH Multifamily Acquisition, Inc.	Industrials - Laundry Equipment	Second Lien Term Loan (LIBOR+7.0% with a 1.0% floor), 9.52%, due 5/14/2023(3)	3,404	3,388	3,293

Sedgwick	Healthcare	Unsecured Term Loan, 9.0%, due 12/31/2026(3)	3,300	3,251	3,251

OHA INVESTMENT CORPORATION

CONSOLIDATED SCHEDULE OF INVESTMENTS — (Continued)

December 31, 2018

(in thousands, except share amounts and percentages)

Portfolio Company	Industry Segment	Investment(1)	Principal	Cost	Fair Value
DexKo Global, Inc.	Automotive	Second Lien Term Loan (LIBOR+8.25% with a 1.0% floor), 11.05%, due 7/24/2025(3)	$3,000	$2,979	$3,000
TIBCO Software, Inc.	Software	Senior Unsecured Notes, 11.38%, due 12/1/2021(3)	2,100	1,995	2,200

Hayward Industries, Inc.	Consumer Goods	Second Lien Term Loan (LIBOR+8.25%), 10.77%, due 8/4/2025(3)	2,159	2,163	2,127

CentralSquare Technologies	Software	Second Lien Term Loan (LIBOR+7.50%), 10.02%, due 8/31/2026(3)	2,000	1,950	2,000

Ensono	Telecommunications	Second Lien Term Loan (LIBOR+9.25%), 11.77%, due 6/27/2026(3)	1,700	1,635	1,653

MWI Industries (Helix Acquisition)	Industrials	Second Lien Term Loan (LIBOR+8.00%), 10.8%, due 9/29/2025(3)	1,400	1,388	1,379

Allied Universal Holdco, LLC	Business Services	Second Lien Term Loan (LIBOR+8.50% with a 1.0% floor), 11.02%, due 7/28/2023(3)	1,250	1,250	1,191

Vertafore, Inc.	Business Services	Second Lien Term Loan (LIBOR+7.25%), 10.05%, due 7/2/2026(3)	900	891	865

Safe Fleet Holdings, LLC	Industrials	Second Lien Term Loan (LIBOR+6.75% with a 1.0% floor), 9.13%, due 2/1/2026(3)	700	697	665

Coinamatic Canada, Inc.(5)	Industrials - Laundry Equipment	Second Lien Term Loan (LIBOR+7.0% with a 1.0% floor), 9.52%, due 5/14/2023(3)	596	593	577

Ardonagh(5)	Insurance	Senior Secured Notes, 8.625%, due 7/15/2023(3)	600	541	513

MedRisk, LLC	Healthcare	Second Lien Term Loan (LIBOR+6.75%), 9.27%, due 12/28/2025(3)	500	498	491

ClearChoice (CC Dental Implants Intermediate)	Healthcare	First Lien Term Loan (Last Out) (LIBOR+6.50% with a 1.0% floor), 9.13%, due 1/2/2023(2)(10)	500	496	487

OHA INVESTMENT CORPORATION

CONSOLIDATED SCHEDULE OF INVESTMENTS — (Continued)

December 31, 2018

(in thousands, except share amounts and percentages)

Portfolio Company	Industry Segment	Investment(1)	Principal	Cost	Fair Value
FirstLight Fiber	Telecommunications	Second Lien Term Loan (LIBOR+7.50%), 10.02%, due 7/23/2026(3)	$400	$396	$393

NAVEX	Software	Second Lien Term Loan (LIBOR+7.00%), 9.53%, due 9/5/2026(3)	400	396	386

ClearChoice (CC Dental Implants Intermediate)	Healthcare	First Lien Revolver (Last Out) (Funded: Libor+6.50% with a 1.0% floor), 9.29%, due 1/2/2023(2)(9)(10)	375	361	336

EaglePicher Technologies, LLC	Aerospace and Defense	Second Lien Term Loan (LIBOR+7.25%), 9.77%, due 3/9/2026(3)	300	298	294

Edelman Financial Services, LLC	Financial Services	Second Lien Term Loan (LIBOR+6.75%), 9.19%, due 7/20/2026(3)	300	299	286

Subtotal Non-affiliate Investments - (Less than 5% owned)				$85,306	$63,335

Subtotal Portfolio Investments (81.4% of total investments)				$111,334	$65,606

GOVERNMENT SECURITIES
U.S. Treasury Bills(4)			$15,000	$14,989	$14,989

Subtotal Government Securities (18.6% of total investments)				$14,989	$14,989

TOTAL INVESTMENTS				$126,323	$80,595

NOTES TO CONSOLIDATED SCHEDULE OF INVESTMENTS

(1)

We pledged all of our portfolio investments, except our investments in U.S. Treasury Bills, as collateral for obligations under our Credit Facility. See Note 3 of Notes to Consolidated Financial Statements. Percentages represent interest rates in effect as of December 31, 2018, and due dates represent the contractual maturity dates. Common stock and units are non-income producing securities, unless otherwise stated.

(2)

The Audit Committee recommends fair values of each asset to our Board of Directors, which in good faith determines the final fair value for each investment. Fair value is determined using unobservable inputs (Level 3 hierarchy), unless otherwise stated. See Note 10 to the Consolidated Financial Statements.

(3)	Fair value is determined using prices with observable market inputs (Level 2 hierarchy). See Note 10 to the Consolidated Financial Statements.
(4)	Fair value is determined using prices for identical securities in active markets (Level 1 hierarchy). See Note 10 to the Consolidated Financial Statements.
(5)

We have determined that this investment is not a “qualifying asset” under Section 55(a) of the Investment Company Act of 1940, or the 1940 Act. Under the 1940 Act, we may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of our total assets. The status of these assets under the 1940 Act is subject to change. We monitor the status of these assets on an

OHA INVESTMENT CORPORATION

CONSOLIDATED SCHEDULE OF INVESTMENTS — (Continued)

December 31, 2018

(in thousands, except share amounts and percentages)

ongoing basis. As of December 31, 2018, 1.4% of our investment portfolio was deemed not to be “qualifying assets” under Section 55(a) of the 1940 Act.
(6)

During the fourth quarter of 2016, we executed a series of amendments to our note purchase and security agreement with OCI Holdings, LLC, or OCI, to allow the company to PIK its Libor+12% cash interest for November and December 2016. Also, default interest of $0.1 million and current unpaid interest of $0.4 million was added to the principal balance in the fourth quarter 2016. OCI remains in financial covenant default. During 2017, we executed a number of amendments to our note purchase and security agreement with OCI that allows the company to continue to PIK its Libor+12% cash interest during 2017. Through June 30, 2018, we have allowed the company to continue to PIK its 12% cash interest while paying the 2% default interest in cash. In June 2018, we executed an amendment to our note purchase and security agreement with OCI to extend its maturity date to August 31, 2019. In September 2018, we executed an amendment to our note purchase and security agreement whereby we exchanged $217,625 of cash default interest previously paid to us by the company in 2018 for PIK interest, which was added to the principal outstanding balance of the note, on and as of the date the default interest payment was originally made. This amendment also allows the company to PIK its default interest through December 31, 2018. Beginning in the 4th quarter of 2018, OCI subordinated note was placed on non-accrual status.

(7)

Effective April 1, 2018, we discontinued income recognition on this investment and it remains on non-accrual status. All production payments received after April 1, 2018 are being applied to our cost basis and and considered return of capital. Previously, ATP was on nonaccrual status where income was recognized to the extent production payments were received. For more information on ATP, refer to the discussion of the ATP litigation in Note 7 to the Consolidated Financial Statements.

(8)	Non-income producing equity security.
(9)

Represents a revolving line of credit of which $1.2 million of the $1.6 million total commitment is unfunded at December 31, 2018. The revolving line of credit includes a 0.75% unused fee applied to the unfunded amount.

(10)	Investment is entitled to skim interest which results in a higher interest rate spread of approximately 28 basis points.
(11)	Investment on non-accrual status and therefore non-income producing.

(See accompanying notes to consolidated financial statements)

OHA INVESTMENT CORPORATION

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2017

(in thousands, except share amounts and percentages)

Portfolio Company	Industry Segment	Investment(1)	Principal	Cost	Fair Value(2)
Affiliate Investments - (5% to 25% owned)
OCI Holdings, LLC	Home Health Services	Subordinated Note (LIBOR+ 12.0% cash with a 1.0% floor plus 3.0% PIK)(7), 20.56%, due 8/15/2018	$20,806	$20,763	$18,015

OCI Holdings, LLC	Home Health Services	100% of Class A Units in OHA/OCI Investments, LLC representing 20.8% diluted ownership of OCI Holdings, LLC(11)		2,500	164

Subtotal Affiliate Investments - (5% to 25% owned)				$23,263	$18,179

Non-affiliate Investments - (Less than 5% owned)
Talos Production, LLC	Oil & Natural Gas Production and Development	Senior Unsecured Notes, 9.75%, due 2/15/2018(3)	$11,536	$11,534	$8,652

Equinox Holdings, Inc.	Leisure Goods, Activities, Movies	Second Lien Term Loan (LIBOR+7.0% with a 1.0% floor), 8.57%, due 9/6/2024(3)	7,000	6,951	7,245

PAE Holding Corporation	Aerospace and Defense	Second Lien Term Loan (LIBOR+9.50% with a 1.0% floor), 11.12%, due 10/20/2023(3)	6,888	6,729	6,931

Berlin Packaging	Packaging	Second Lien Term Loan (LIBOR+6.75% with a 1.0% floor), 8.12%, due 10/1/2022(3)	6,705	6,447	6,780

Avantor Performance Materials, Inc.	Chemicals	Senior Unsecured Notes, 9.0%, due 10/1/2025(3)	5,000	5,000	4,925

WASH Multifamily Acquisition, Inc.	Industrials - Laundry Equipment	Second Lien Term Loan (LIBOR+7.0% with a 1.0% floor), 8.57%, due 5/14/2023(3)	3,404	3,385	3,387

DexKo Global, Inc.	Automotive	Second Lien Term Loan (LIBOR+8.25% with a 1.0% floor), 9.94%, due 7/24/2025(3)	3,000	2,977	3,038

TIBCO Software, Inc.	Software	Senior Unsecured Notes, 11.38%, due 12/1/2021(3)	2,100	1,968	2,286

MW Industries, Inc. (Helix Acquisition)	Industrials	Second Lien Term Loan (LIBOR+8.0%), 9.69%, due 9/27/2025(3)	1,400	1,386	1,409

OHA INVESTMENT CORPORATION

CONSOLIDATED SCHEDULE OF INVESTMENTS — (Continued)

December 31, 2017

(in thousands, except share amounts and percentages)

Portfolio Company	Industry Segment	Investment(1)	Principal	Cost	Fair Value(2)

Hayward Industries, Inc.	Consumer Goods	Second Lien Term Loan (LIBOR+8.25%), 9.82%, due 8/4/2025(3)	$1,302	$1,280	$1,296

Coinamatic Canada, Inc.(5)	Industrials - Laundry Equipment	Second Lien Term Loan (LIBOR+7.0% with a 1.0% floor), 8.57%, due 5/14/2023(3)	596	593	593
Gramercy Park CLO Ltd.(5)	Financial Services	Subordinated Notes, Residual Interest, 13.46% based on cost, due 7/17/2023	9,000	19	209
Castex Energy 2005, LP	Oil & Natural GasProduction and Development	Redeemable Preferred LP Units (current pay 8.0% cash or 10.0% PIK)(6)(8)	62,529	56,315	—

ATP Oil & Gas Corporation/Bennu Oil & Gas, LLC	Oil & Natural Gas Production and Development	Limited Term Royalty Interest (notional rate of 13.2%)(9)	—	27,845	—

Globe BG, LLC	Coal Production	Contingent earn-out related to July 2011 sale of royalty interests in Alden Resources, LLC(10)	—	—	—

Subtotal Non-affiliate Investments - (Less than 5% owned)				$132,429	$46,751

Subtotal Portfolio Investments (76.5% of total investments)				$155,692	$64,930

GOVERNMENT SECURITIES
U.S. Treasury Bills(4)			$20,000	$19,994	$19,994

Subtotal Government Securities (23.5% of total investments)				$19,994	$19,994

TOTAL INVESTMENTS				$175,686	$84,924

NOTES TO CONSOLIDATED SCHEDULE OF INVESTMENTS

(1)

We pledged all of our portfolio investments, except our investments in U.S. Treasury Bills, as collateral for obligations under our Credit Facility. See Note 3 of Notes to Consolidated Financial Statements. Percentages represent interest rates in effect as of December 31, 2017, and due dates represent the contractual maturity dates. Common stock, units and earn-outs are non-income producing securities, unless otherwise stated.

(2)

The Audit Committee recommends fair values of each asset to our Board of Directors, which in good faith determines the final fair value for each investment. Fair value is determined using unobservable inputs (Level 3 hierarchy), unless otherwise stated. See Note 10 to the Consolidated Financial Statements.

(3)	Fair value is determined using prices with observable market inputs (Level 2 hierarchy). See Note 10 to the Consolidated Financial Statements.
(4)	Fair value is determined using prices for identical securities in active markets (Level 1 hierarchy). See Note 10 to the Consolidated Financial Statements.

OHA INVESTMENT CORPORATION

CONSOLIDATED SCHEDULE OF INVESTMENTS — (Continued)

December 31, 2017

(in thousands, except share amounts and percentages)

(5)

We have determined that this investment is not a “qualifying asset” under Section 55(a) of the Investment Company Act of 1940, or the 1940 Act. Under the 1940 Act, we may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of our total assets. The status of these assets under the 1940 Act is subject to change. We monitor the status of these assets on an ongoing basis.

(6)	Investment on non-accrual status and therefore non-income producing.
(7)

During the fourth quarter of 2016, we executed a series of amendments to our note purchase and security agreement with OCI Holdings, LLC, or OCI, to allow the company to PIK its LIBOR+12% cash interest for November and December 2016. Also, default interest of $0.1 million and current unpaid interest of $0.4 million was added to the principal balance in the fourth quarter of 2016. OCI remains in financial covenant default and while in default, we are earning an additional 2% cash interest and 2% PIK interest. In 2017, we have executed a number of amendments to our note purchase and security agreement with OCI that allows the company to continue to PIK its LIBOR +12% cash interest through December 31, 2017.

(8)

By the terms of our original investment, upon redemption, we were due the outstanding face amount of $50 million, any unpaid and accrued dividends, plus an option to elect to receive either: a) a cash payment resulting in a total 12% return or make-whole (inclusive of the 8% cash distributions even if not paid), or b) our pro rata share of 2% of the outstanding regular limited partner interests in Castex Energy 2005, LP, or Castex (0.67% net to us). Amounts shown for principal and cost include PIK dividends that have been added to the principal balance. Please refer to footnote 8 in the December 31, 2016 Consolidated Schedule of Investments for additional information our about our investment in Castex and the put process.

During the first quarter of 2017, we placed our investment in Castex on non-accrual status based on our March 31, 2017 valuation, which reflected a determination that future payments received from this investment would no longer be sufficient to cover all of the contractual principal and dividend amounts on this investment. On October 16, 2017, Castex announced that it (together with certain affiliates) has filed bankruptcy under Chapter 11 of the U.S. Bankruptcy Code. According to the filing, Castex and its affiliates in bankruptcy entered into a restructuring support agreement (“RSA”) with pre-petition lenders holding approximately 86% in principal amount of claims under the pre-petition credit facility. On February 26, 2018, we agreed to a settlement and agreed to withdraw our confirmation objections to the Debtors’ Joint Plan of Reorganization under Chapter 11 of the Bankruptcy code in exchange for the potential to receive some amount of cash and warrants in the reorganized company. This agreement was approved on February 27, 2018. At this time we are unable to determine the value of a recovery, if any, resulting from the settlement which will be dependent upon the ultimate pool of unsecured claims. Therefore, until we are in a position to determine the value and likelihood of a recovery, we are estimating $0 fair market value of our investment in Castex at December 31, 2017 for financial statement purposes.

(9)

Effective July 1, 2015, ATP was placed on non-accrual status based on estimated future production payments and income is recognized to the extent cash received. For more information on ATP, refer to the discussion of the ATP litigation in Note 7 to the Consolidated Financial Statements.

(10)

Contingent payment of up to $6.8 million is dependent upon Alden Resources, LLC’s achievement of certain sales volume and operating efficiency levels during the three-year period ended July 2014. The reporting and review mechanism to conclude the ultimate value of the earn-out has not yet been completed. Globe BG, LLC has informally advised us that the company’s relative cost of production has not improved since July 2011.

(11)	Non-income producing equity security.

(See accompanying notes to consolidated financial statements)

OHA INVESTMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2018

Note 1: Organization

These consolidated financial statements present the financial position, results of operations and cash flows of OHA Investment Corporation and its consolidated subsidiaries (collectively “we,” “us,” “our” and “OHAI”). We are a specialty finance company that was organized in July 2004 as a Maryland corporation. Our investment objective is to generate both current income and capital appreciation primarily through debt investments, some of which include equity components. We are an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company, or a BDC, under the 1940 Act. For federal income tax purposes we operate so as to be treated as a regulated investment company, or RIC, under Subchapter M of the Internal Revenue Code of 1986, as amended, or the Code. We have several direct and indirect subsidiaries that are single-member limited liability companies and wholly-owned limited partnerships established to hold certain portfolio investments or provide services to us in accordance with specific rules prescribed for a company operating as a RIC. We consolidate the financial results of our wholly-owned subsidiaries for financial reporting purposes, and we do not consolidate the financial results of our portfolio companies.

On September 30, 2014, our stockholders approved the appointment of Oak Hill Advisors, L.P., or OHA, as our investment advisor, replacing NGP Investment Advisor, LP, which had been our investment advisor since our inception. In connection with this change in investment advisor, we changed our name from NGP Capital Resources Company to OHA Investment Corporation. OHA is a registered investment adviser under the Investment Advisers Act of 1940, or the Advisers Act. OHA acts as our investment advisor and administrator pursuant to an investment advisory agreement and an administration agreement, respectively, each dated as of September 30, 2014, which we refer to as the Investment Advisory Agreement and the Administration Agreement, respectively. See Note 5.

Note 2: Accounting Policies

Basis of Presentation

These consolidated financial statements include the accounts of OHAI and its wholly-owned subsidiaries. The effects of all intercompany transactions between OHAI and its subsidiaries have been eliminated in consolidation. We prepare our consolidated financial statements in accordance with accounting principles generally accepted in United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Company is an investment company following the accounting and reporting guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financial Services - Investment Companies (“ASC 946”). Under the investment company rules and regulations pursuant to Article 6 of Regulation S-X and ASC 946, the Company is precluded from consolidating portfolio company investments, including those in which it has a controlling interest, unless the portfolio company is another investment company. An exception to this general principle occurs if the Company holds a controlling interest in an operating company that provides all or substantially all of its services directly to the Company or to its portfolio companies. None of the portfolio investments made by the Company qualify for this exception. Therefore, the Company’s investment portfolio is carried on the Consolidated Balance Sheet at fair value.

Going Concern

Our consolidated financial statements have been prepared assuming OHAI will continue as a going concern. Under that assumption, we expect that assets will be realized and liabilities will be satisfied in the normal course of business.

OHA INVESTMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2018

Use of Estimates

Preparing consolidated financial statements in accordance with GAAP requires us to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the accompanying notes to the consolidated financial statements. Although we believe our estimates and assumptions are reasonable, actual results could differ materially from these estimates.

Reclassifications

Certain prior-period amounts have been reclassified to conform to the current-period presentation.

Cash and Cash Equivalents

Cash and cash equivalents include short-term, liquid investments with an original maturity of three months or less in accounts such as demand deposit accounts, money market accounts, certain overnight investment sweep accounts and money market fund accounts. We record cash and cash equivalents at cost, which approximates fair value.

Deferred Loan Costs and Other Prepaid Assets

Deferred loan costs include up-front bank fees and related legal fees associated with the establishment of our credit facilities (see Note 3). Deferred loan costs are amortized to interest expense on a straight-line basis over the term of the related credit facility. Prepaid assets consist of premiums paid for directors’ and officers’ liability insurance with policy terms of one year and broker fees and commissions associated with the establishment of such policies. We amortize such premiums and fees on a straight-line basis over the term of the policy.

Concentration of Credit Risk

We place our cash and cash equivalents with financial institutions and, at times, cash held in checking or money market accounts may exceed the Federal Deposit Insurance Corporation insured limit.

Valuation of Investments

The 1940 Act requires the separate identification of investments according to the percentage ownership in a portfolio company’s outstanding voting securities. The percentages and categories are generally as follows:

•	Control investments — we own more than 25% of a portfolio company’s outstanding voting securities

•	Affiliate investments — we own 5% or more but not more than 25% of a portfolio company’s outstanding voting securities

•	Non-affiliate investments — we own less than 5% of a portfolio company’s outstanding voting securities

We account for all of the assets in our investment portfolio at fair value, following the provisions of the FASB ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 defines fair value, establishes a framework for measuring fair value, establishes a fair value hierarchy based on the quality of inputs used to measure fair value and enhances disclosure requirements for fair value measurements.

On a quarterly basis, the investment team of our investment advisor prepares fair value recommendations for all of the assets in our portfolio in accordance with ASC 820 and presents them to the Audit Committee of our

OHA INVESTMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2018

Board of Directors. The Audit Committee recommends a fair value of each portfolio investment to our Board of Directors, which in good faith determines the final fair value for each portfolio investment.

•	Investment Team Valuation. The investment professionals of our investment advisor prepare fair value recommendations for each investment.

•

Investment Team Valuation Documentation. The investment team documents and discusses its preliminary fair value recommendations with the investment committee and senior management of our investment advisor.

•

Third Party Valuation Activity. We may, at our discretion, retain an independent valuation firm to review any or all of the valuation analyses and fair value recommendations provided by the investment team of our investment advisor. Since December 31, 2014, our general practice is that we have an independent valuation firm review all Level 3 investments (those whose value is determined using significant unobservable inputs) with recommended fair values in excess of $10 million on a quarterly basis, and review all Level 3 investments with recommended fair values greater than zero at least annually to provide positive assurance on our valuations. With respect to our valuations as of December 31, 2018 and 2017, an independent valuation firm reviewed and assisted in valuations representing 21% and 28%, respectively, of the total fair value of our portfolio investments.

•	Presentation to Audit Committee. Our investment advisor and senior management present the valuation analyses and fair value recommendations to the Audit Committee of our Board of Directors.

•

Board of Directors and Audit Committee. The Board of Directors and the Audit Committee review and discuss the valuation analyses and fair value recommendations provided by the investment team of our investment advisor and the independent valuation firm, if applicable.

•

Final Valuation Determination. Our Board of Directors discusses the fair values recommended by the Audit Committee and determines the fair value of each investment in our portfolio, in good faith, based on the input of the investment team of our investment advisor, our Audit Committee and the independent valuation firm, if applicable.

We record investments in securities for which market quotations are readily available at such market quotations in our financial statements as of the valuation date. For investments in securities for which market quotations are unavailable, or which have various degrees of trading restrictions, the investment team of our investment advisor prepares valuation analyses and fair value estimates, using the most recently available financial statements, forecasts and, when applicable, comparable transaction data. These valuation analyses rely on estimates of the asset values and enterprise values of portfolio companies issuing securities.

The methodologies for determining asset valuations include estimates based on: the liquidation or sale value of a portfolio company’s assets, the discounted value of expected future net cash flows from the assets and third party valuations of a portfolio company’s assets, such as asset appraisal reports, futures prices and engineering reserve reports of oil and natural gas properties. The investment team of our investment advisor considers some or all of the above valuation methods to determine the estimated asset value of a portfolio company.

The methodologies for determining enterprise valuations include estimates based on: valuations of comparable companies, recent sales of comparable companies, the value of recent investments in the equity securities of a portfolio company and on the methodologies used for asset valuations. The investment team of our investment advisor considers some or all of the above valuation methods to determine the estimated enterprise value of a portfolio company.

OHA INVESTMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2018

The methodologies for determining estimated current market values of comparable securities include estimates based on: recent initial offerings of comparable securities of public and private companies; recent secondary market sales of comparable securities of public and private companies; current market implied interest rates for comparable securities in general; and current market implied interest rates for non-comparable securities in general, with adjustments for such elements as size of issue, terms, and liquidity. The investment team of our investment advisor considers some or all of the above valuation methods to determine the estimated current market value of a comparable security.

For some of our securities, quoted prices (unadjusted) in active markets for identical assets (Level 1 valuation inputs) or other significant observable inputs, including quoted prices of similar securities, interest rates, prepayments, credit risk, etc. (Level 2 valuation inputs) are readily available from independent sources and are used to value such securities. For other securities, there will be no readily available Level 1 or Level 2 pricing information, and therefore significant unobservable inputs (Level 3 valuation inputs), including the assumptions of OHA, must be relied upon in determining fair value for these securities.

If prices or quotes for securities are either not readily available, or a price or quote is deemed not reflective of the security’s fair market value, we employ a fair valuation technique for that security. In determining the fair value of a security, we may take into consideration (either individually or in combination) the financial condition and operating results of the underlying portfolio company, nature of the investment, restrictions on marketability, liquidity, market conditions, earnings multiple analyses using comparable companies, discounted cash flow analyses, appraisals, and other factors we deem appropriate.

Securities Transactions, Interest and Dividend Income Recognition

We account for all securities transactions on a trade-date basis, and we accrete premiums and discounts into interest or dividend income using the effective interest method. In conjunction with the acquisition of debt securities, we may receive detachable warrants, other equity securities or property interests such as overriding royalty interests. We record these interests separately from the debt securities at their initial fair value, with a corresponding amount recorded as a discount to the associated debt security. These original issue discounts, as well as market discounts or premiums, are capitalized and amortized into interest income over the life of the respective security using the effective interest method. The amortized cost of investments represents the original cost adjusted for the amortization of discounts and premiums and upfront loan origination fees.

We record interest income, adjusted for amortization of premiums or discounts, on an accrual basis to the extent that we expect to collect such amounts. We recognize dividend income on the ex-dividend date. When collectability of interest or dividends is no longer probable, we place the investment on non-accrual status and evaluate any existing interest or dividend receivable balances to determine if a reserve or write-off is necessary. We assess the collectability of the interest and dividends on many factors, including the portfolio company’s ability to service its debt based on current and projected cash flows as well as the current valuation of the portfolio company’s assets.

We defer the recognition of upfront loan origination fees, and amortize them into interest income over the life of the security using the effective interest method. Upon the prepayment of a loan or debt security, we record any unamortized loan origination fees as interest income and we record any unamortized market premium or discount as a realized gain or loss on the investment. We record prepayment premiums on loans and securities as other income when we receive such amounts.

OHA INVESTMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2018

We record interest income from investments in CLO residual interests based upon an estimate of an effective yield to expected maturity using anticipated cash flows with any remaining amount recorded to the cost basis of the investment. We monitor the anticipated cash flows from our CLO residual interest investments and adjust our effective yield periodically as needed on a prospective basis.

Payment-in-Kind Interest and Dividends

We have investments in our portfolio that contain payment-in-kind, or PIK, interest or dividend provisions. We compute PIK interest income or PIK dividend income at the contractual rate specified in each investment agreement, and we add that amount to the principal balance of the investment. For investments with PIK interest or PIK dividends, we calculate our income accruals on the principal balance plus any PIK amounts. If the portfolio company’s projected cash flows, further supported by estimated total enterprise value, are not sufficient to cover the contractual principal and interest or dividend amounts, as applicable, we do not accrue PIK interest income or PIK dividend income on the investment. To maintain our RIC status, we must pay out this non-cash income to stockholders in the form of distributions, even though we have not yet collected the cash. We recorded net PIK interest income of $2.7 million, $3.5 million, and $1.0 million in 2018, 2017 and 2016, respectively primarily related to our investment in OCI’s subordinated notes. Beginning in October 2018, we discontinued recognizing any PIK interest income on our investment in OCI’s subordinated notes from a tax and GAAP perspective. We recorded PIK dividend income of $0.0 million, $0.7 million, and $4.4 million in 2018, 2017, and 2016, respectively from our investment in Castex.

Net Realized Gains or Losses and Net Change in Unrealized Appreciation or Depreciation

We measure realized gains on a security as the excess of the net amount realized from the sale or other disposition of such security over the amortized cost for the security. We measure realized losses on a security as the amount by which the net amount realized from the sale or other disposition of such security is less than the amortized cost of such security. We consider unamortized upfront fees and investments charged off during the year, net of recoveries, and we do not include previously recognized unrealized appreciation or depreciation.

We measure unrealized appreciation or depreciation on a security as the amount by which the fair value of such security exceeds or is less than the amortized cost of such security, as applicable. Net unrealized appreciation or depreciation for the period reflects the change in portfolio investment values during the reporting period, including the reversal of previously recorded unrealized appreciation or depreciation when we realize the settled gains or losses upon redemption.

Fee Income Recognition

Fees primarily include financial advisory, transaction structuring, loan administration, commitment, amendment and prepayment fees. Financial advisory fees represent amounts received for providing advice and analysis to companies, and we recognize these fees as earned when we perform such services, provided collection is probable. Transaction structuring fees, which are non-recurring represent amounts received for structuring, financing and executing transactions and are generally payable only if the transaction closes. We defer such fees and accrete them into interest income over the life of the loan using the effective interest method. Commitment fees represent amounts received for committed funding and are generally payable whether the transaction closes or not. We defer commitment fees on transactions that close within the commitment period and accrete these fees into interest income over the life of the loan using the effective interest method. We record commitment fees on transactions that do not close in the month the commitment period expires. We recognize

OHA INVESTMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2018

prepayment and loan administration fees when we receive them. During the years ended December 31, 2018, 2017, and 2016 we recorded the following amounts of fee income (in thousands):

	2018	2017	2016
Prepayment, amendment and loan administration fees	$43	$74	$498
Commitment fees and discounts accreted and premiums amortized into interest income	397	367	472

Total fee income	$440	$441	$970

Distributions

We record distributions to stockholders on the ex-dividend date. We currently intend that our distributions each year will be sufficient to maintain our status as a RIC for federal income tax purposes and to eliminate federal excise tax liability. We currently intend to make distributions to stockholders on a quarterly basis so that substantially all of our net taxable income is distributed on an annual basis. We also intend to make distributions of net realized capital gains, if any, at least annually. However, we may in the future decide to retain such capital gains for investment and designate such retained amounts as deemed distributions. Each quarter, we estimate our annual taxable earnings. The Board of Directors considers this estimate and determines the distribution amount, if any. We generally declare our distributions each quarter and pay them shortly thereafter. The following table summarizes our recent distribution history:

Declaration Date	Per Share Amount	Record Date	Payment Date
March 14, 2017	$0.02	March 31, 2017	April 7, 2017
June 16, 2017	0.02	June 30, 2017	July 10, 2017
September 18, 2017	0.02	September 30, 2017	October 9, 2017
December 12, 2017	0.02	December 31, 2017	January 9, 2018
March 14, 2018	0.02	March 31, 2018	April 9, 2018
May 8, 2018	0.02	June 30, 2018	July 9, 2018
September 13, 2018	0.02	September 30, 2018	October 9, 2018
December 12, 2018	0.02	December 31, 2018	January 9, 2019

We determine the tax characteristics of our dividend distributions as of the end of the fiscal year, based on the taxable income for the full year and distributions paid during the year. Taxable income available for distribution differs from consolidated net investment income under GAAP due to (i) temporary and permanent differences in income and expense recognition, (ii) capital gains and losses, (iii) activity at taxable subsidiaries, and (iv) the timing and period of recognition regarding dividends declared in December of one year and paid in January of the following year. The tax characteristics of distributions paid in 2018 represented $1.3 million from ordinary income, $0.3 million from return of capital and none from capital gains. For tax purposes, 100% of the $0.4 million dividend declared in December 2018 and paid on January 9, 2019 will be applied to 2019. For tax purposes, 100% of the $0.4 million dividend paid on January 9, 2018 was applied to 2018 taxable income.

We have established an “opt out” dividend reinvestment plan for our common stockholders. As a result, if we declare a cash dividend, our plan agent automatically reinvests a stockholder’s cash dividend in additional shares of our common stock unless the stockholder, or his or her broker, specifically “opts out” of the dividend reinvestment plan and elects to receive cash dividends. It is customary practice for many brokers to “opt out” of dividend reinvestment plans on behalf of their clients unless specifically instructed otherwise.

OHA INVESTMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2018

The purpose of the plan is to provide stockholders with a method of investing cash dividends and distributions in additional shares at the current market price without charges for record-keeping, custodial and reporting services. Any stockholder of record may elect to partially participate in the plan, or begin or resume participation at any time, by providing the plan agent with written notice.

The plan agent of our dividend reinvestment plan purchases shares in the open market for credit to the accounts of plan participants unless the average of the closing sales prices for the shares for the five days immediately preceding the payment date exceeds 110% of the most recently reported net asset value per share.

The table below summarizes recent participation in our dividend reinvestment plan (in thousands, except percentages, shares and price per share):

Dividend	Participating Shares	Percentage of Outstanding Shares	Total Distribution	Cash Dividends	Common Stock Dividends
					Purchased in Open Market	Price per Share
March 2017	115,000	0.5%	$403	$401	$2	$1.63
June 2017	111,000	0.5%	403	401	2	1.32
September 2017	107,000	0.5%	403	401	2	1.33
December 2017	89,000	0.4%	403	401	2	1.20
March 2018	93,000	0.4%	403	401	2	1.47
June 2018	127,000	0.6%	403	401	2	1.62
September 2018	125,000	0.6%	403	401	2	1.57
December 2018	97,000	0.4%	403	401	2	1.29

Income Taxes

For federal income tax purposes, we operate so as to qualify as a RIC under Subchapter M of Chapter 1 of the Code. As a RIC, we are generally not subject to corporate-level U.S. federal income taxes on the portion of our investment company taxable income and net capital gain (i.e., realized net long-term capital gains in excess of realized net short-term capital losses) that we distribute to our stockholders. We have distributed and intend to distribute sufficient dividends to eliminate taxable income. We may also be subject to federal excise tax if we do not distribute an amount at least equal to the sum of (1) 98% of our ordinary income for the calendar year (taking into account certain deferrals and elections), (2) 98.2% of our capital gain net income, computed for the one year period ended October 31 of that calendar year, and (3) 100% of any ordinary income or capital gain net income not distributed or taxed in prior years. Dividends to stockholders are recorded on the ex-dividend date. We currently intend to make sufficient distributions each year to maintain our status as a RIC for federal income tax purposes and to avoid excise taxes.

Certain of our wholly owned subsidiaries, or Taxable Subsidiaries, have elected to be taxed as corporations for federal income tax purposes. The Taxable Subsidiaries hold certain of our portfolio investments and are consolidated for financial reporting purposes, but not for income tax reporting purposes. These Taxable Subsidiaries permit us to hold equity investments in portfolio companies that are “pass through” entities for tax purposes, in order to comply with the “source-of-income” requirements that must be satisfied to maintain our qualification as a RIC. The Taxable Subsidiaries may generate net income tax expense or benefit, which is reflected on our Consolidated Statements of Operations.

We record any tax interest and penalties in other general and administrative expenses on our Consolidated Statement of Operations. Tax interest and penalties were immaterial for all periods presented.

OHA INVESTMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2018

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09 - Revenue from Contracts with Customers (“ASU 2014-09”). This guidance in this ASU supersedes the revenue recognition requirements in Revenue Recognition (“Topic 605”). Under the new guidance, an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The amendments in ASU 2014-09 are effective for annual reporting periods beginning after December 31, 2017, including interim periods within that period. The application of this guidance did not have a material impact on our consolidated financial statements.

In March 2017, the FASB issued ASU 2017-08 - Premium Amortization on Purchased Callable Debt Securities (“ASU 2017-08”). This guidance amends the amortization period for certain purchased callable debt securities held at a premium. The guidance is effective for fiscal years beginning after December 15, 2018, and interim periods within those years. The application of this guidance will not have a material impact on our consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement, which modifies disclosure requirements pertaining to fair value measurement of Level 3 securities for public companies. Under the new standard, reporting entities can remove the disclosures no longer required and amend the disclosures immediately with retrospective application. The effective date for the additional disclosures for all public and nonpublic companies is for fiscal years, and interim periods within those years, beginning after December 15, 2019. An entity is permitted to early adopt any removed or modified disclosures immediately and delay adoption of the additional disclosures until their effective date. The Company has elected to early adopt ASU 2018-13 in the current annual period. No significant changes were made to the Company’s fair value disclosures in the Notes to the Consolidated Financial Statements in order to comply with ASU 2018-13.

Securities Exchange Commission (“SEC”) Disclosure Update and Simplification: In August 2018, the SEC adopted the final rule under SEC Release No. 33-10532, Disclosure Update and Simplification (the “SEC Release”), amending certain disclosure requirements that were redundant, duplicative, overlapping, outdated or superseded. The amendments are intended to facilitate the disclosure of information to investors and simplify compliance. The final rule is effective for all filings on or after November 5, 2018, therefore, the Company adopted the SEC Release in the current annual period. The SEC Release requires presentation changes to the Company’s Consolidated Statements of Financial Condition and Consolidated Statements of Changes in Net Assets. Prior to adoption, the Company presented, in accordance with previous SEC rules, distributable earnings on the Consolidated Statements of Financial Condition, as three components: 1) undistributed net investment income; 2) net unrealized appreciation (depreciation) on investments and secured borrowings; and 3) net realized gain (loss) on investments and presented distributions from distributable earnings on the Consolidated Statements of Changes in Net Assets as two components: 1) distributions from net investment income; and 2) distributions from realized gain. In accordance with the SEC Release, distributable earnings and distributions from distributable earnings are shown in total on the Consolidated Statements of Financial Condition and Consolidated Statements of Changes in Net Assets, respectively. The changes in presentation have been retrospectively applied to the Consolidated Statement of Financial Condition as of December 31, 2017 and to the Consolidated Statements of Changes in Net Assets for the years ended December 31, 2017 and 2016. The following tables provide reconciliations of retrospective changes applied to prior periods.

OHA INVESTMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2018

Consolidated Statement of Financial Condition - The table below provides a reconciliation for previously disclosed components of distributable earnings on the Consolidated Statement of Financial Condition as of December 31, 2017 to total distributable earnings as of December 31, 2017 as disclosed in the current filing.

December 31, 2017
Undistributed net investment income (loss)	$(2,113)
Net unrealized appreciation (depreciation) on investments	(87,646)
Net realized gain (loss) on investments	(97,043)

Distributable earnings (loss)	$(186,802)

Consolidated Statements of Changes in Net Assets - Below is a reconciliation representing previously disclosed distributions from net investment income and realized gain for the years ended December 31, 2017 and 2016 to distributions from distributable earnings as disclosed in the current filing.

	Years ended December 31,
	2017	2016
Distribution to stockholders:
Distributions from net investment income	$(469)	$(4,841)
Distribution from realized gains	—	—

Distribution from distributable earnings	$(469)	$(4,841)

Note 3: Credit Facility and Borrowings

Credit Facility

We are party to a Credit Agreement (the “Credit Facility”), dated September 9, 2016, with MidCap Financial Trust, as administrative agent, which replaced our prior Third Amended and Restated Revolving Credit Agreement, as amended, with SunTrust Bank, as administrative agent (the “Investment Facility”). The initial size of the Credit Facility was $56.5 million with a maturity date of March 9, 2018, with an option to extend for a six-month period, subject to certain conditions. The initial proceeds of $40.5 million from the Credit Facility were used to pay off the $38.5 million outstanding balance on the Investment Facility, pay transaction expenses and provide balance sheet cash. The remaining $16.0 million consisted of a delayed draw term loan and was committed for one year.

On November 10, 2017, we entered into an amendment to the Credit Facility whereby we agreed to make a voluntary principal prepayment in the amount of $4.5 million, reducing the total principal amount outstanding to $36.0 million, and the lenders agreed not to test certain covenants at certain determination dates.

On February 2, 2018, we exercised the option to extend the Credit Facility through September 9, 2018.

On September 7, 2018 we entered into an amendment to extend the maturity date of the Credit Facility to September 9, 2019, which can be extended for an additional six-month period at the Company’s option. In connection with the extension, the Company made a repayment of principal of $7.0 million of its Credit Facility, reducing the principal amount outstanding to $29.0 million. The $7.0 million principal repayment is available to the Company to be re-borrowed as a delayed draw term loan, which is committed until September 9, 2019. In addition, the interest rate for the borrowings under the Credit Facility was reduced to Libor plus 4.95% for Eurodollar Loans and prime plus 3.95% for Base Rate Loans. Certain financial covenants were also amended.

OHA INVESTMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2018

As of December 31, 2018, the total amount outstanding under the Credit Facility was $29.0 million with $7.0 million available to draw. The total amount outstanding on the Credit Facility is shown net of unamortized debt issuance costs of $0.1 million on our Consolidated Balance Sheet as of December 31, 2018. Substantially all of our assets, except our investments in U.S. Treasury Bills, are pledged as collateral for the obligations under the Credit Facility. The Credit Facility bears an interest rate of Adjusted LIBOR plus 4.95% for Eurodollar Loans, subject to a 1% LIBOR floor, and Base Rate plus 3.95% for Base Rate Loans. As of December 31, 2018 the interest rate on our outstanding balance of $29.0 million was 7.3%.

The Credit Facility contains affirmative and reporting covenants and certain financial ratio and restrictive covenants. We have complied with these covenants from the date of the Credit Agreement through December 31, 2018, and had no existing defaults or events of default under the Credit Facility. The financial covenants, with terms as defined in the Credit Agreement, are:

•	maintain a Debt to Tangible Net Worth Ratio of not more than 1.00:1.00 as determined on the last day of each calendar month,

•	maintain at all times a minimum liquidity in the form of Cash or Cash Equivalents of at least $1.0 million,

•	maintain a Debt to Fair Market Value Ratio of not more than 0.50:1.00 at any time, and

•	maintain the Fair Market Value of Liquid Portfolio Investments as a percentage of outstanding aggregate principal balance to not be less than 100% through September 9, 2019.

Repurchase Agreements

At the end of each quarter, we may take proactive steps to preserve investment flexibility for the next quarter by investing in cash equivalents, which includes purchasing U.S. Treasury Bills, by utilizing repurchase agreements on a temporary basis. On December 21, 2018, we purchased $15.0 million of U.S. Treasury Bills and contemporaneously entered into a $14.7 million repurchase arrangement with a global financial institution to finance such purchase. Under the repurchase arrangement, we transferred $15.0 million of U.S. Treasury Bills and $0.3 million of cash as collateral under the repurchase agreement. We repaid the $14.7 million borrowed under the repurchase agreement, and was returned the $0.3 million cash collateral, net of a $14.0 thousand financing fee, upon maturity of the U.S. Treasury Bills on January 2, 2019. We account for the transfer of the U.S. Treasury Bills under the repurchase agreement as a secured borrowing in accordance with GAAP. As a result, the U.S. Treasury Bills are recorded on our books as investments in U.S. Treasury Bills, and the amount outstanding under the repurchase agreement is recorded as a current liability December 31, 2018.

On December 26, 2017, we purchased $20.0 million of U.S. Treasury Bills and contemporaneously entered into a $19.6 million repurchase arrangement with a global financial institution to finance such purchase. Under the repurchase arrangement, we transferred $20.0 million of U.S. Treasury Bills and $0.4 million of cash as collateral under the repurchase agreement. We repaid the amount borrowed under the repurchase agreement, and was returned the $0.4 million cash collateral, net of a $7.8 thousand financing fee, upon maturity of the U.S. Treasury Bills on January 4, 2018. We account for the transfer of the U.S. Treasury Bills under the repurchase agreement as a secured borrowing in accordance with GAAP. As a result, the U.S. Treasury Bills are recorded on our books as investments in U.S. Treasury Bills, and the amount outstanding under the repurchase agreement is recorded as a current liability at December 31, 2017.

OHA INVESTMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2018

Our average amount of debt outstanding during 2018 was $33.8 million and the average interest rate was 7.2%. During the years ended December 31, 2018, 2017 and 2016, interest expense and bank fees included the following (in thousands):

	2018	2017	2016
Interest expense on borrowed amounts	$2,496	$2,664	$2,816
Commitment fees on unborrowed amounts	11	56	39
Amortization of deferred loan and debt issuance costs	435	1,172	928
Bank service charges	42	34	36

Interest expense and bank fees	$2,984	$3,926	$3,819

Note 4: Common Stock

During the years ended December 31, 2018 and December 31, 2017 there were no share repurchases.

Under the Credit Facility, we are prohibited from repurchasing shares of our common stock.

Note 5: Investment Management

Investment Advisory Agreement

On September 30, 2014, we entered into the Investment Advisory Agreement with OHA, an investment adviser registered under the Advisers Act pursuant to which OHA replaced NGP Investment Advisor, LP as our investment advisor. The Investment Advisory Agreement was most recently approved by our Board of Directors, a majority of whom are not “interested” persons (as defined in the 1940 Act) of us, on August 2, 2018. Pursuant to the Investment Advisory Agreement, OHA implements our business strategy on a day-to-day basis and performs certain services for us, subject to the supervision of our Board of Directors. Under the Investment Advisory Agreement, we pay OHA a fee consisting of two components — a base management fee and an incentive fee.

Base Management Fee: The base management fee is paid quarterly in arrears, and is calculated by multiplying the average value of our total assets (excluding cash, cash equivalents and U.S. Treasury Bills that are purchased with borrowed funds solely for the purpose of satisfying quarter-end diversification requirements related to our election to be taxed as a RIC under the Code), as of the end of the two immediately prior fiscal quarters, by a rate of 1.75% per annum, with a 0.25% reduction in this 1.75% annual rate for the first year following September 30, 2014. For the years ended December 31, 2018 and December 31, 2017, we incurred $1.5 million and $1.9 million in base management fees, respectively.

Incentive Fee: The incentive fee consists of two parts. The first part, the investment income incentive fee, is calculated and payable quarterly in arrears based on our pre-incentive fee net investment income for the fiscal quarter for which the fee is being calculated. Pre-incentive fee net investment income means interest income, dividend income, royalty payments, net profits interest payments, and any other income (including any other fees, such as commitment, origination, syndication, structuring, diligence, monitoring and consulting fees or other fees that we receive from portfolio companies) accrued during the fiscal quarter, minus our operating expenses for the quarter (including the base management fee, expenses payable under the Administration Agreement, and any interest expense and distributions paid on any issued and outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a

OHA INVESTMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2018

deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income that we have not yet received in cash. Accordingly, we may pay an incentive fee based partly on accrued investment income, the collection of which is uncertain or deferred. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses, or unrealized capital appreciation or depreciation. Pre-incentive fee net investment income, expressed as a rate of return on the value of our net assets (defined as total assets less liabilities at the end of the immediately preceding fiscal quarter) is compared to a “hurdle rate” of 1.75% per quarter (7% annualized). OHA receives no incentive fee for any fiscal quarter in which our pre-incentive fee net investment income does not exceed the hurdle rate. OHA receives an incentive fee equal to 100% of our pre-incentive fee net investment income for any fiscal quarter in which our pre-incentive fee net investment income exceeds the hurdle rate but is less than 2.1875% (8.75% annualized) of net assets (also referred to as the “catch up” provision) plus 20% of our pre-incentive fee net investment income for such fiscal quarter greater than 2.1875% (8.75% annualized) of net assets. For the years ended December 31, 2018 and December 31, 2017 we did not incur any investment income incentive fees. For the year ended December 31, 2016 we incurred $0.3 million in investment income incentive fees, respectively.

The second part of the incentive fee, the capital gains incentive fee, is determined and payable in arrears as of the end of each fiscal year (or, upon termination of the Investment Advisory Agreement, as of the termination date). The capital gains incentive fee is equal to 20% of our cumulative aggregate realized capital gains from September 30, 2014 through the end of that fiscal year, computed net of our cumulative aggregate realized capital losses and cumulative aggregate unrealized depreciation on investments for the same time period. The aggregate amount of any previously paid capital gains incentive fees to OHA is subtracted from the capital gains incentive fee calculated. If such amount is negative, then there is no capital gains fee for such year. For the purposes of the capital gains incentive fee, any gains and losses associated with our investment portfolio as of September 30, 2014 shall be excluded from the capital gains incentive fee calculation.

On November 10, 2017, we entered into an Incentive Fee Waiver Agreement with OHA whereby OHA agreed to waive any incentive fees earned relating to fiscal years 2017 and 2018. Under the Incentive Fee Waiver Agreement, any capitalized gains fees that would have been earned and accrued during 2017 and 2018, which under the Investment Advisory Agreement would not have been paid until 2018 and 2019, respectively, will be waived. For the year ended December 31, 2018 there were no capital gains incentive fees that would have been earned. For the year ended December 31, 2017, OHA waived $89,000 of capital gains incentive fee that would have been earned in 2017 and paid in 2018.

The Investment Advisory Agreement may be terminated at any time, without the payment of any penalty, by a vote of our Board of Directors or a vote of the holders of at least a majority of our outstanding voting securities (within the meaning of the 1940 Act) on 60 days’ written notice to OHA, and would automatically terminate in the event of its “assignment” (within the meaning of the 1940 Act). OHA may terminate the Investment Advisory Agreement without penalty by providing us at least than 60 days’ written notice. Pursuant to the Investment Advisory Agreement, OHA pays the compensation expense of its investment professionals, who provide management and investment advisory services to us. We bear all other costs and expenses of our operations and transactions.

Administration Agreement

Under the Administration Agreement, OHA furnishes us with certain administrative services, personnel and facilities. The Administration Agreement was most recently approved by our Board of Directors on August 2, 2018. Payments under the Administration Agreement are equal to our allocable portion of OHA’s overhead in performing its obligations under the Administration Agreement, including all administrative services necessary

OHA INVESTMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2018

for our operation and the conduct of our business. The aggregate amount of certain costs and expenses payable by us under the Investment Advisory Agreement and the Administration Agreement for the period from October 1, 2014 to September 30, 2015 shall not exceed $2.5 million, or the Cap; provided that interest expense and bank fees, management and incentive fees, legal and professional fees, insurance expenses, taxes and costs related to the change in investment advisor are not subject to the Cap. Following the expiration of the Cap period, we completed the reconciliation of the related costs and expenses which resulted in approximately $0.5 million credit from OHA and was reflected in general and administrative expenses as of December 31, 2015. The Administration Agreement may be terminated at any time, without penalty, by a vote of our Board of Directors or by OHA upon 60 days’ written notice to the other party.

We owed $0.6 million and $0.6 million to OHA under the Administration Agreement as of December 31, 2018 and December 31, 2017, respectively, for expenses incurred on our behalf for the final month of the respective quarterly period. We include these amounts in accounts payable and accrued expenses on our Consolidated Balance Sheets.

Note 6: Income Taxes

We operate so as to qualify, for tax purposes, as a RIC under Subchapter M of Chapter 1 of the Code. As a RIC, we are generally not subject to corporate-level U.S. federal income taxes on the portion of our investment company taxable income and net capital gain (i.e., realized net long-term capital gains in excess of realized net short-term capital losses) that we distribute to our stockholders. To qualify as a RIC, we are required, among other things, to distribute to our stockholders each year at least 90% of investment company taxable income, as defined by the Code, and to meet certain asset-diversification requirements.

The Taxable Subsidiaries have elected to be taxed as corporations for federal income tax purposes. The Taxable Subsidiaries hold certain of our portfolio investments and are consolidated for financial reporting purposes, but not for income tax reporting purposes. These Taxable Subsidiaries permit us to hold equity investments in portfolio companies that are “pass through” entities for tax purposes, in order to comply with the “source-of-income” requirements that must be satisfied to maintain our qualification as a RIC. The Taxable Subsidiaries may generate net income tax expense or benefit, which is reflected on our Consolidated Statements of Operations.

On December 22, 2017, the U.S. government enacted significant tax legislation commonly referred to as the Tax Act and Job Act (the “Tax Act”). The Tax Act makes broad and complex changes to the U.S. tax code, including but not limited to, (1) reducing the U.S. federal corporate income tax rate from 35 percent to 21 percent, (2) repealing the Corporate Alternative Minimum Tax (AMT), (3) generally eliminating U.S. federal income taxes on dividends from foreign subsidiaries, (4) creating a new limitation on deductible interest expense, (5) changing rules related to the use and limitations of net operating loss carryforwards created in tax years beginning after December 31, 2017 and; (6) the requirement to pay a one-time transition tax on all undistributed earnings of foreign subsidiaries.

Recently, the SEC staff also issued Staff Accounting Bulletin 118 (“SAB 118”), which provides guidance on accounting for the tax effects of the Tax Act. SAB 118 provides a measurement period that should not extend beyond one year from the Tax Act enactment date for companies to complete the accounting under ASC 740. In accordance with SAB 118, a company must reflect the income tax effects of those aspects of the Tax Act for which accounting under ASC 740 is complete. To the extent that a company’s accounting for certain income tax effects of the Tax Act is incomplete but it is able to determine a reasonable estimate, it must record a provisional estimated in the financial statements. If we cannot determine a provisional estimate to be included in the financial statements, it should continue to apply ASC 740 on the basis of the provisions of the tax laws that were in effect immediately before the enactment of the Tax Act.

OHA INVESTMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2018

In connection with our initial analysis of the impact of the Tax Act, we have recorded a net tax expense of approximately $12.2 million in the period ending December 31, 2017 which consists of a reduction of deferred tax assets previously valued at 34%. The reduction in the statutory U.S. federal rate is expected to positively impact our future U.S. after tax earnings.

In addition, due to the Tax Act, we are eligible for a full refund of our AMT credit carryforward. Accordingly, the valuation allowance related to this AMT credit carryforward has been released in the amount of $632,000, or $0.03 per share. The valuation allowance related to other net deferred tax assets remains. Therefore, the associated valuation allowance has been released for the full AMT credit carryforward at this time. This provisional amount of $0.7 million is based on our current understanding of the impact of the Tax Act, which may change in the near future as notices and regulations regarding the Tax Act are issued. We need more time and further guidance to more accurately account for the tax law changes under ASC 740. While we feel confident we have accounted for the other material changes in the tax law correctly, any future notices or regulations further clarifying the law could alter our analysis.

Our estimate of the impact of the Tax Act is based upon our analysis and interpretations of currently available information. Uncertainties remain regarding the impact of the Tax Act due to future regulatory and rule-making processes, prospects of additional corrective or supplemental legislation, and potential trade or other litigation. These uncertainties, along with our completion of the calculations and potential changes in our initial assumptions as new information becomes available, could cause the actual charge to ultimately differ materially from the provisional amount recorded in 2017 related to the enactment of the Tax Act.

Tax years 2014 through 2017 with respect to the Company and our Taxable Subsidiaries are open to future IRS examination. Our Taxable Subsidiaries have federal net operating loss carryforwards of $87.9 million that expire in various years through 2037. Federal and state laws impose limitations on the utilization of capital losses and NOLs in the event of an “ownership” change for tax purposes, as defined by Sections 382 and 383 of the Internal Revenue Code. An ownership change at either the RIC entity or Taxable Subsidiary level, if one were to occur, would limit our ability to use pre-ownership change NOLs to offset post-ownership change taxable income. An ownership change would also limit our ability to use pre-ownership change capital losses to offset post-ownership change capital gains.

Deferred income tax expense (benefit) results from temporary differences in the recognition of income and expenses for financial reporting purposes and for income tax purposes. The significant components of the income tax effects of these temporary differences, representing deferred income tax assets and liabilities are as follows (in thousands):

	December 31,
	2018	2017
Deferred tax assets
Net operating loss carryforwards	$18,455	$8,429
Unrealized losses, net	35	12,339
AMT credit carryforward	316	632
Capital loss carryforward	3,912	180

Total gross deferred tax assets	22,718	21,580
Less valuation allowance	(21,751)	(20,459)

Net deferred tax assets	967	1,121

OHA INVESTMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2018

	December 31,
	2018	2017
Deferred tax liabilities
Investment in partnerships-Federal	$(651)	$(489)
Unrealized gains, net	—	—

Total gross deferred tax liabilities	(651)	(489)

Net deferred tax assets (liabilities)	$316	$632

Federal and state income tax provisions (benefits) on net investment income, capital gains (losses) and unrealized appreciation (depreciation) on investments are as follows (in thousands):

	Year Ended December 31,
	2018	2017	2016
Current:
U.S. federal – capital (AMT)	$—	$—	$62
U.S. federal - capital loss on investment	(316)	(62)	—
State – net investment income	15	22	7

	$(301)	$(40)	$69

Deferred:
U.S federal - realized loss on investment	$316	$(632)	$—
U.S. federal – unrealized	—	—	—

	$316	$(632)	$—

Total	$15	$(672)	$69

Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory corporate rate of 21% to net investment income before provision for income taxes. These differences and the differences between the statutory federal tax rate and the effective income tax rate were as follows (in thousands, except percentages):

	Year Ended December 31,
	2018		2017		2016
Net income (loss) before taxes	$(4,206)		$(31,775)		$(25,376)
Provision (benefit) at the statutory rate	(883)	21%	(10,803)	34%	(8,628)	34%
Increase (decrease) in provision resulting from:
RIC loss (income) not subject to income taxes	816	(19)%	(1,809)	6%	3,335	(13)%
State income taxes	15	—%	22	—%	7	—%
Return to provision	—	—	(1,023)	3%	—	—%
Effect of rate change	—	—%	12,239	(39)%	—	—%
Valuation allowance	84	(2)%	714	(2)%	5,361	(21)%
Other	(17)	—%	(12)	—%	(6)	—%

Total income tax provision (benefit), net	$15	—%	$(672)	2%	$69	—%

Effective tax rate		—%		2%		—%

OHA INVESTMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2018

Note 7: Commitments and Contingencies

As of December 31, 2018, we had investments in 26 active portfolio companies totaling $111.3 million. Of these 26 active portfolio companies, the Company had already funded investments in the amount of $108.1 million and there were outstanding unfunded commitments of $1.2 million related to our investment in ClearChoice revolving credit facility, $1.1 million related to an investment we committed to in December of 2018, and $3.3 million due to broker for unsettled trades. As of December 31, 2017, we had investments in 14 active portfolio companies totaling $155.7 million. Of these 14 active portfolio companies, the Company had already funded investments in the amount of $155.7 million and there were no remaining outstanding unfunded commitments.

We have continuing obligations under the Investment Advisory Agreement and the Administration Agreement with OHA. See Note 5. The agreements provide that, absent willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its duties and obligations, OHA and its officers, managers, agents, employees, controlling persons, members and any other person or entity affiliated with OHA will be entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of services under the agreements or otherwise as our investment advisor or administrator. The agreements also provide that OHA and its affiliates will not be liable to us or any stockholder for any error of judgment, mistake of law, any loss or damage with respect to any of our investments or any action taken or omitted to be taken by OHA in connection with the performance of any of its duties or obligations under the agreements or otherwise as investment advisor or administrator to us, except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. In the normal course of business, we enter into a variety of undertakings containing a variety of representations that may expose us to some risk of loss. We do not expect significant losses, if any, from such undertakings.

In the second quarter ended June 30, 2018, we wrote off our investment in Castex Energy 2005, L.P., or Castex. Previously, Castex filed for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code on October 16, 2017. According to the filing, Castex and its affiliates in bankruptcy entered into a restructuring support agreement with pre-petition lenders holding approximately 86% in principal amount of claims under the pre-petition credit facility. On February 26, 2018, we agreed to a settlement and agreed to withdraw our confirmation objections to the Debtors’ Joint Plan of Reorganization under Chapter 11 of the Bankruptcy code in exchange for the potential to receive some amount of cash and warrants in the reorganized company. This agreement was approved by the Bankruptcy court on February 27, 2018. At this time we are unable to determine the value of a recovery, if any, resulting from the settlement which will be dependent upon the ultimate pool of unsecured claims.

Legal Proceedings

From time to time, we are involved in various legal proceedings arising in the normal course of business. While we cannot predict the outcome of these proceedings with certainty, we do not believe that an adverse result in any pending legal proceeding, other than those described below, individually or in the aggregate, would be material to our business, financial condition or cash flows.

ATP Litigation. This matter is now concluded in our favor. As discussed extensively in prior reports, we filed a lawsuit against ATP Oil & Gas Corporation styled: OHA Investment Corporation v. ATP Oil and Gas Corporation, Adv. Proc. No. 10-03443, in the U.S. Bankruptcy Court for the Southern District of Texas. The claims asserted by the service companies or Statutory Lien Claimants were resolved in OHAI’s favor by the

OHA INVESTMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2018

United States Court of Appeals for the Fifth Circuit. The deadline for the Statutory Lien Claimants to file a petition for certiorari with the United States Supreme Court was September 4, 2018. No appeal was filed. Accordingly, we consider the matter concluded and the Fifth Circuit’s decision final.

Status of Investment. As of December 31, 2018, our unrecovered investment was $39.7 million, and we had received aggregate royalty payments of $39.2 million since the date of ATP’s bankruptcy filing. As of December 31, 2018, we had incurred legal and consulting fees totaling $6.5 million in connection with the enforcement of our rights under the ORRIs. On various occasions, we have provided notice that such legal expenses will be added to our unrecovered investment balance to the extent they are not reimbursed. To date, we have not received any payments on account of legal expenses aside from our receipt of regular monthly production payments. As a result, we add our legal expenses to the unrecovered investment balance in accordance with our transaction documents. As of December 31, 2018, $5.4 million of the $6.5 million in legal and consulting fees have been added to, and are thus included in the unrecovered investment balance under the terms of our transaction documents. No legal expenses have been added to our unrecovered investment balance during the year ended December 31, 2018. Please see our discussion regarding the history of the asset purchase by Bennu Oil & Gas LLC from ATP, and the Bennu Chapter 7 bankruptcy, in the Notes to our December 31, 2017 Consolidated Financial Statements. Production recommenced on the MC941 and MC 942 wells in April 2018. Previously, these wells ceased production in November 2016 as a result of the Bennu Chapter 7 bankruptcy. In August 2017, the bankruptcy court authorized the sale of certain assets including MC 941 and MC 942 to Equinor, formerly known as StatOil USA E&P, Inc. Equinor recommenced production on these wells in April 2018. Equinor disputes that legal fees are eligible to be included in our unrecovered investment balance, but given that current production is not expected to be sufficient to pay the primary sum and notional interest accruing (which Equinor does not dispute), this legal fee issue is not ripe for debate and efforts are not currently ongoing to resolve it. We note that the fair value of our investment in ATP ORRI is $4.8 million as of December 31, 2018.

Through December 31, 2018, we received post-petition royalty payments from the Gomez properties and the Telemark properties in the amount of $8.3 million and $30.9 million, respectively.

Note 8: Dividends and Distributions

We declared dividends for the years ended December 31, 2018 and December 31, 2017 totaling $1.6 million, or $0.08 per share, and $1.6 million, or $0.08 per share, respectively. The tax characteristics of deemed distributions for 2018 represented $1.3 million from ordinary income, $0.3 million from return of capital and none from capital gains. The tax characteristics of deemed distributions in 2017 represented $1.2 million from ordinary income, $1.1 million from return of capital and none from capital gains. For tax purposes, 100% of the $0.4 million distribution paid on January 9, 2019 was deemed to be distributed in 2019. Also, 100% of the $0.4 million distribution paid on January 9, 2018 was deemed to be distributed in 2018 for tax purposes.

The following table summarizes the differences between financial statement net increase in net assets resulting from operations and taxable income available for distribution to stockholders for the years ended December 31, 2018, 2017 and 2016 (in thousands):

	Year Ended December 31,
	2018	2017	2016
Net increase (decrease) in net assets resulting from operations	$(10,248)	$(31,108)	$(25,446)
Adjustments:
Net change in unrealized (appreciation) depreciation, net of income tax (benefit) provision	(45,033)	21,268	4,938
Net revenue, income and expenses from Taxable Subsidiaries	(37)	276	(328)
Realized (gain) loss of Taxable Subsidiaries	—	—	6,626

OHA INVESTMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2018

	Year Ended December 31,
	2018	2017	2016
Realized (gain) loss offset by capital loss carryforwards	$55,952	$10,869	$20,385
Defaulted loan interest	828	—	196
Costs related to strategic alternatives review	(179)	(179)	(542)
Income from investment in Passive Foreign Investment Company	—	—	—
State taxes, tax penalty, interest and fees	37	22	(19)
Income tax (benefit) provision	—	—	3
Other	2	6	1

Taxable income available for distribution to stockholders	1,322	1,154	5,814
Less:
Dividends declared	1,614	1,614	4,841
Dividends payable at prior year end	403	1,210	2,421
Dividends payable at current year end	(403)	(403)	(1,210)
Current year IRC Section 852(b)(7) dividend payable	—	—	121
Prior year IRC Section 852(b)(7) dividend payable	—	(121)	(359)

Current year deemed distributions	1,614	2,300	5,814

Over distribution	$(292)	$(1,146)	$—

As of December 31, 2018, the components of net assets (excluding paid in capital) on a tax basis consisted of net unrealized depreciation on portfolio investments of $43.9 million and other temporary differences of $2.8 million. As of December 31, 2018, we had long-term and short-term capital loss carryforwards of $128.2 million and $1.2 million, respectively, which do not expire. In addition, we have a $22.4 million remaining capital loss carryforward balance generated in the year ended December 31, 2010, that expired in 2018, for a total remaining capital loss carryforward of $129.4 million at December 31, 2018. At December 31, 2018, the aggregate cost of total portfolio investments for federal income tax purposes was $124.5 million, resulting in gross unrealized appreciation of $0.4 million and gross unrealized depreciation of $44.3 million. The difference between cost of investments for book and tax amounts for federal income tax purposes was due primarily to timing differences in recognizing certain gains and losses on investment transactions.

Note 9: Reclassifications

GAAP requires adjustments to certain components of net assets to reflect permanent differences between financial and tax reporting. These reclassifications have no effect on total net assets or net asset value per share. These reclassifications are primarily due to non-deductible meal expenses, and expired capital loss carryforwards. The table below summarizes the reclassifications from undistributed net investment income (loss), undistributed net realized capital gain (loss), and paid-in capital in excess of par for the years ended December 31, 2018, 2017, and 2016 (in thousands):

Year	Undistributed Net Investment Income (Loss)	Undistributed Net Realized Capital Gain (Loss)	Paid-in Capital in Excess of Par
2018	$2	$22,351	$(22,353)
2017	201	(196)	(5)
2016	1,413	4,869	(6,282)

OHA INVESTMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2018

Note 10: Fair Value

Our investments consisted of the following as of December 31, 2018 and 2017:

	December 31, 2018				December 31, 2017
(Dollar amounts in thousands)	Cost	% of total	Fair Value	% of total	Cost	% of total	Fair Value	% of total
Portfolio investments
First lien secured debt	$496	0.4%	$487	0.6%	$—	—%	$—	—%
Revolving loan facility	361	0.3%	336	0.4%	—	—%	—	—%
Unsecured term loan	3,251	2.5%	3,251	4.0%	—	—%	—	—%
Second lien debt	47,212	37.4%	46,770	58.0%	29,748	16.9%	30,679	36.2%
Subordinated debt	31,064	24.6%	9,984	12.4%	39,265	22.4%	33,878	39.9%
Limited term royalties	26,450	20.9%	4,778	6.0%	27,845	15.8%	—	—%
Redeemable preferred units	—	—%	—	—%	56,315	32.1%	—	—%
CLO residual interests	—	—%	—	—%	19	—%	209	0.2%
Equity securities	2,500	2.0%	—	—%	2,500	1.4%	164	0.2%

Total portfolio investments	111,334	88.1%	65,606	81.4%	155,692	88.6%	64,930	76.5%

Government securities
U.S. Treasury Bills	14,989	11.9%	14,989	18.6%	19,994	11.4%	19,994	23.5%

Total investments	$126,323	100.0%	$80,595	100.0%	$175,686	100.0%	$84,924	100.0%

ASC 820 defines fair value as the price that a seller would receive for an asset or pay to transfer a liability in an orderly transaction between independent, knowledgeable and willing market participants at the measurement date. The fair value definition focuses on exit price in the principal, or most advantageous, market and prioritizes the use of observable market inputs over unobservable entity-specific inputs. In accordance with ASC 820, we categorize our investments based on the inputs to our valuation methodologies as follows:

•	Level 1 — Quoted unadjusted prices for identical instruments in active markets to which we have access at the date of measurement.

•

Level 2 — Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets. Level 2 inputs are those in markets for which there are few transactions, the prices are not current, little public information exists or instances where prices vary substantially over time or among brokered market makers.

•

Level 3 — Model-derived valuations in which one or more significant inputs or significant value drivers are unobservable. Unobservable inputs are those inputs that reflect our own assumptions regarding what market participants would use to price the asset or liability based on the best available information.

Fair value accounting classifies financial assets and liabilities in their entirety based on the lowest level of input that is significant to the estimated fair value measurement. Our assessment of the significance of a particular input to the fair value measurement requires judgment that may affect the valuation of assets and liabilities and their placement within the fair value hierarchy levels. We did not have any liabilities carried at fair value at December 31, 2018 or December 31, 2017. Amounts outstanding under our Credit Facility are carried at amortized cost in the Consolidated Balance Sheets. As of December 31, 2018, the estimated fair value of our Credit Facility approximated its carry value of $28.9 million. As of December 31, 2017, the fair value of our Credit Facility approximated its carry value of $35.8 million. The estimated fair value of the Credit Facility is determined by discounting projected remaining payments using market interest rates for borrowings of the Company.

OHA INVESTMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2018

During 2018 or 2017, there were no transfers between Levels 3, 2 or 1 categories. During 2018 and 2017, none of our investments in portfolio companies changed between the categories of Control Investments, Affiliate Investments and Non-Affiliate Investments.

The following tables set forth our financial assets by level within the fair value hierarchy that we accounted for at fair value as of December 31, 2018 and 2017 (in thousands):

December 31, 2018	Total	Level 1	Level 2	Level 3
Portfolio investments
Affiliate investments
Subordinated debt	$2,271	$—	$—	$2,271

Total affiliate investments	2,271	—	—	2,271

Non-affiliate investments
First lien secured debt	487	—	—	487
Second lien debt	46,770	—	40,890	5,880
Subordinated debt	7,713	—	7,713	—
Limited term royalties	4,778	—	—	4,778
Revolving loan facility	336	—	—	336
Unsecured term loan	3,251	—	3,251	—

Total non-affiliate investments	63,335	—	51,854	11,481

Total portfolio investments	65,606	—	51,854	13,752

Government securities
U.S. Treasury Bills	14,989	14,989	—	—

Total investments	$80,595	$14,989	$51,854	$13,752

December 31, 2017	Total	Level 1	Level 2	Level 3
Portfolio investments
Affiliate investments
Subordinated debt	$18,015	$—	$—	$18,015
Equity securities	164	—	—	164

Total affiliate investments	18,179	—	—	18,179

Non-affiliate investments
Second lien debt	30,679	—	30,679	—
Subordinated debt	15,863	—	15,863	—
CLO residual interests	209	—	—	209

Total non-affiliate investments	46,751	—	46,542	209

Total portfolio investments	64,930	—	46,542	18,388

Government securities
U.S. Treasury Bills	19,994	19,994	—	—

Total investments	$84,924	$19,994	$46,542	$18,388

OHA INVESTMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2018

The following table presents a roll-forward of the changes in fair value during the years ended December 31, 2018 and 2017 for all investments for which we determine fair value using unobservable (Level 3) factors (in thousands):

	First Lien Secured Debt and Limited Term Royalties	Revolving Loan Facility	Second Lien Debt	Subordinated Debt and Redeemable Preferred Units	Equity Securities	CLO Residual Interests	Total Investments
Fair value at December 31, 2016	$—	$—	$9,137	$49,340	$686	$1,773	$60,936
Total gains, (losses) and amortization:
Net realized gains (losses)	—	—	(12,659)	—	—	—	(12,659)
Net unrealized gains (losses)	—	—	12,739	(35,517)	(522)	(53)	(23,353)
Net amortization of premiums, discounts and fees	—	—	18	63	—	—	81
New investments, repayments and settlements, net:
New investments	—	—	—	—	—	—	—
Payment-in-kind	—	—	—	4,129	—	—	4,129
Repayments and settlements	—	—	(9,235)	—	—	(1,511)	(10,746)
Transfers into Level 3	—	—	—	—	—	—	—

Fair value at December 31, 2017	$—	$—	$—	$18,015	$164	$209	$18,388
Total gains, (losses) and amortization:
Net realized gains (losses)	—		—	(56,315)	—	—	(56,315)
Net unrealized gains (losses)	6,165	(26)	(65)	37,806	(164)	(190)	43,526
Net amortization of premiums, discounts and fees	(1,400)	(13)	(55)	(2,140)	—	(19)	(3,627)
New investments, repayments and settlements, net:
New investments	500	2,875	6,000	—	—	—	9,375
Payment-in-kind	—		—	4,905	—	—	4,905
Repayments and settlements	—	(2,500)	—	—	—	—	(2,500)
Transfers into Level 3	—		—	—	—	—	—

Fair value at December 31, 2018	$5,265	$336	$5,880	$2,271	$—	$—	$13,752

We present net unrealized gains (losses) on our Consolidated Statements of Operations as “Net unrealized appreciation (depreciation) on investments.”

OHA INVESTMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2018

The following table summarizes the significant unobservable inputs in the fair value measurements of our Level 3 investments by category of investment and valuation technique as of December 31, 2018 (fair value in thousands):

Type of Investment	Fair Value	Valuation Technique	Significant Unobservable Inputs	Range of Inputs	Weighted Average
Non-Energy Investments:
First lien debt	$487	Private transaction comparables	Market yield	9.0% - 10.0%	9.5%

Second lien debt	5,880	Private transaction comparables	Market yield	9.5% - 12.0%	11.7%

Subordinated debt	2,271	Market comparables	EBITDA multiples	4.0x - 6.0x	5.0	x

Revolving loan facility	336	Private transaction comparables	Market yield	9.0% - 10.0%	9.5%

	8,974

Energy Investments:
Limited term royalties	4,778	Discounted cash flow(1)	Discount rate	10.0% - 20.0%	15.0%

	4,778

Total Level 3 investments	$13,752

(1)	Cash flows are based on Proved Developed Producing reserves only. Estimated production volumes are based on a January 1, 2019 engineer’s reserve report.

As noted above, the income and market approaches were used in the determination of fair value of certain Level 3 assets as of December 31, 2018. The significant unobservable inputs used in the income approach are the discount rate or market yield used to discount the estimated future cash flows expected to be received from the underlying investment, which include future principal and interest payments. An increase in the discount rate or market yield would result in a decrease in the fair value. The significant unobservable inputs used in the market approach are based on market comparable transactions and market multiples of publicly traded comparable companies. Increases or decreases in market multiples would result in an increase or decrease, respectively in the fair value.

Note 11: Financial Highlights

	Year Ended December 31,
Per Share Data(1)	2018	2017	2016	2015	2014
Net asset value, beginning of period	$2.37	$3.99	$5.49	$7.48	$9.20
Net investment income	0.03	0.05	0.32	0.49	0.16
Net realized and unrealized gain (loss) on investments(2)	(0.54)	(1.59)	(1.58)	(2.03)	(1.24)

Net increase (decrease) in net assets resulting from operations	(0.51)	(1.54)	(1.26)	(1.54)	(1.08)

OHA INVESTMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2018

	Year Ended December 31,
Per Share Data(1)	2018	2017	2016	2015	2014
Distributions to common stockholders
Distributions from net investment income	$(0.07)	$(0.02)	$(0.24)	$(0.48)	$(0.47)
Return of capital	(0.01)	(0.06)	—	—	(0.17)

Net decrease in net assets from distributions	(0.08)	(0.08)	(0.24)	(0.48)	(0.64)
Effect of shares repurchased, gross	—	—	—	0.03	—

Net asset value, end of period	$1.78	$2.37	$3.99	$5.49	$7.48

Market value, beginning of period	$1.15	$1.72	$3.80	$4.69	$7.47
Market value, end of period	$1.01	$1.15	$1.72	$3.80	$4.69
Market value return(3)	(7.2)%	(29.0)%	(50.2)%	(10.7)%	(30.2)%
Net asset value return(4)	(20.6)%	(36.9)%	(20.0)%	(19.1)%	(9.7)%

Ratios and Supplemental Data
($ and shares in thousands)
Net assets, end of period	$35,909	$47,771	$80,493	$110,780	$154,164
Average net assets	$46,690	$60,411	$99,220	$143,394	$176,556
Common shares outstanding, end of period	20,172	20,172	20,172	20,172	20,616
Total operating expenses/average net assets, before waived incentive fees(5)	16.7%	15.4%	11.5%	8.3%	10.7%
Total operating expenses/average net assets, net of waived incentive fees(5)	16.7%	15.3%	11.5%	8.3%	10.7%
Net investment income/average net assets, before waived incentive fees(5)(7)	1.4%	1.6%	6.6%	7.0%	1.8%
Net investment income/average net assets, net of waived incentive fees(5)(7)	1.4%	1.7%	6.6%	7.0%	1.8%
Portfolio turnover rate	33.2%	25.7%	4.8%	26.7%	34.2%

Expense Ratios (as a percentage of average net assets)(4)
Interest expense and bank fees	6.4%	6.5%	3.9%	2.4%	1.2%
Management fees(6)	3.2%	3.1%	2.9%	2.1%	2.6%
Incentive fees(6)	—%	0.1%	0.3%	0.7%	—%
Incentive fees, net of waived incentive fees(6)	—%	—%	0.3%	0.7%	—%
Costs related to strategic alternatives review	0.2%	—%	—%	—%	3.4%
Other operating expenses including provision for income taxes(5)(7)	6.8%	5.6%	4.4%	3.2%	3.5%

Total operating expenses including provision for income taxes, before waived incentive fees(5)(7)	16.6%	15.3%	11.5%	8.4%	10.7%

Total operating expenses including provision for income taxes, net of waived incentive fees(5)(7)	16.6%	15.2%	11.5%	8.4%	10.7%

(1)	Per Share Data is based on weighted average number of common shares outstanding for the period.
(2)

May include a balancing amount necessary to reconcile the change in net asset value per share with other per share information presented. This amount may not agree with the aggregate gains and losses for the period because the difference in the net asset value at the beginning and end of the period may not equal the per share changes of the line items disclosed.

OHA INVESTMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2018

(3)

Total return based on market value is calculated as the change in market value per share during the respective periods, assuming dividends and distributions, if any, are reinvested in accordance with our dividend reinvestment plan.

(4)

Total return based on net asset value is calculated as the change in net asset value per share during the respective periods, assuming dividends and distributions, if any, are reinvested in accordance with dividend reinvestment plan.

(5)

Net of legal fee reimbursements of $0.5 million, $1.6 million and $3.2 million in 2015, 2014 and 2013, respectively. Excluding these legal fee reimbursements, other operating expense ratio and total operating expense ratios would have been 3.7% and 8.9%, respectively, for the year ended December 31, 2015, 4.4% and 11.6%, respectively, for the year ended December 31, 2014 and 4.8% and 9.6%, respectively, for the year ended December 31, 2013.

(6)

On September 30, 2014, OHA replaced NGP Investment Advisor, LP as our investment advisor. Also, on November 10, 2017, we entered into an Incentive Fee Waiver Agreement with OHA whereby OHA agreed to waive any incentive fees earned relating to fiscal years 2017 and 2018. Under the Incentive Fee Waiver Agreement, any capital gains incentive fees that would have been earned and accrued during 2017 and 2018, which under our investment advisory agreement would not have been paid until 2018 and 2019, respectively, will be waived. For the year ended December 31, 2017, OHA waived $89,000 of capital gains incentive fee that would have been earned in 2017 and paid in 2018.

(7)

For the year ended December 31, 2015, we applied a credit to our expenses of $0.5 million from OHA related to expenses in excess of the cap under the Investment Advisory Agreement and the Administration Agreement. Excluding this credit, the net investment ratio would have been 6.6%, the net decrease in net assets resulting from operations ratio would have been (22.1)%, the other operating expenses ratio would have been 3.5% and the total operating expenses ratio would have been 8.7%.

Note 12: Selected Quarterly Financial Data (unaudited)

	Investment Income		Net Investment Income (Loss)		Net Realized and Unrealized Gain (Loss) on Investments		Net Increase (Decrease) in Net Assets Resulting from Operations
Quarter Ended	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share
	(In thousands, except per share amounts)
March 31, 2017	$2,455	$0.12	$193	$0.01	$(19,284)	$(0.96)	$(19,091)	$(0.95)
June 30, 2017	2,475	0.12	145	0.01	(5,041)	(0.25)	(4,896)	(0.24)
September 30, 2017	2,751	0.14	323	0.02	(8,508)	(0.42)	(8,185)	(0.41)
December 31, 2017	2,591	0.13	367	0.02	697	0.03	1,064	0.05
March 31, 2018	2,283	0.11	(95)	(0.01)	1,827	0.09	1,732	0.09
June 30, 2018	2,627	0.13	667	0.03	341	0.02	1,008	0.05
September 30, 2018	1,886	0.09	56	0.00	(6,005)	(0.29)	(5,949)	(0.29)
December 31, 2018	1,672	0.08	43	0.00	(7,082)	(0.35)	(7,039)	0.35

Schedule 12 — 14

OHA INVESTMENT CORPORATION

SCHEDULE OF INVESTMENTS IN AND ADVANCES TO AFFILIATES(1)

December 31, 2018

(In Thousands)

Portfolio Company	Investment(2)	Year Ended December 31, 2018 Amount of Interest Credited to Income(3)	December 31, 2017 Fair Value	Gross Additions(4)	Gross Reductions(5)	December 31, 2018 Fair Value
Control Investments
		$—	$—	$—	$—	$—

Subtotal Control Investments		$—	$—	$—	$—	$—

Affiliate Investments
OCI Holdings, LLC	Subordinated Note	$2,765	$18,015	$4,948	$(20,692)	$2,271
	OHA/OCI Investments, LLC Units(6)	—	164	—	$(164)	—

Subtotal Affiliate Investments		$2,765	$18,179	$4,948	$(20,856)	$2,271

Total Control Investments and Affiliate Investments		$2,765	$18,179	$4,948	$(20,856)	$2,271

(1)	This schedule should be read in conjunction with our Consolidated Financial Statements for the year ended December 31, 2018.
(2)

Units and common stock are generally non-income producing and restricted. The principal amount for debt, number of shares of common stock or number, or percentage of, units is shown in the Consolidated Schedule of Investments as of December 31, 2018.

(3)

Represents the total amount of interest and discount accretion credited to income for the portion of the year an investment was included in our Control Investments or Affiliate Investments categories, as applicable.

(4)

Gross additions include increases in investments resulting from new portfolio company investments, payment-in-kind interest and the amortization of discounts or fees. Gross additions also include net increases in unrealized appreciation or net decreases in unrealized depreciation.

(5)	Gross reductions include increases in net unrealized depreciation and payment-in-kind reserve.
(6)	Non-income producing equity security.

PART I — FINANCIAL INFORMATION

Item 1. Consolidated Financial Statements

OHA INVESTMENT CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	September 30, 2019	December 31, 2018
	(unaudited)
Assets
Investments in portfolio securities at fair value
Affiliate investments (cost: $26,028 and $26,028, respectively)	$2,422	$2,271
Non-affiliate investments (cost: $80,722 and $85,306, respectively)	59,982	63,335

Total portfolio investments (cost: $106,750 and $111,334, respectively)	62,404	65,606
Investments in U.S. Treasury Bills at fair value (cost: $9,999 and $14,989, respectively)	9,999	14,989

Total investments	72,403	80,595

Cash and cash equivalents	4,497	3,124
Accounts receivable and other current assets	492	499
Interest receivable	425	224
Other prepaid assets	34	19
Deferred tax asset	158	316

Total current assets	5,606	4,182

Total assets	$78,009	$84,777

Liabilities
Current liabilities
Due to broker	$199	$3,251
Distributions payable	403	403
Accounts payable and accrued expenses	1,697	683
Due to affiliate (Note 4)	122	571
Management and incentive fees payable (Note 4)	351	366
Income taxes payable	39	39
Repurchase agreement	9,800	14,689
Short-term debt, net of debt issuance costs	29,894	—

Total current liabilities	42,505	20,002

Long-term debt, net of debt issuance costs	—	28,866

Total liabilities	42,505	48,868

Commitments and contingencies (Note 6)
Net assets
Common stock, $.001 par value, 250,000,000 shares authorized; 20,172,392 and 20,172,392 shares issued and outstanding, respectively	20	20
Paid-in capital in excess of par	211,907	211,907
Total distributable earnings (loss)	(176,423)	(176,018)

Total net assets	35,504	35,909

Total liabilities and net assets	$78,009	$84,777

Net asset value per share	$1.76	$1.78

(See accompanying notes to consolidated financial statements)

OHA INVESTMENT CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2019	2018	2019	2018
Investment income:
Interest income:
Affiliate investments	$—	$(209)	$—	$43
Payment-in-kind from affiliate investments	—	668	—	2,722
Non-affiliate investments	1,496	1,360	4,499	3,807
Money market interest	18	50	50	190
Other income	4	17	18	34

Total investment income	1,518	1,886	4,567	6,796

Operating expenses:
Interest expense and bank fees	620	767	1,860	2,391
Management fees (Note 4)	305	397	925	1,181
Incentive fees (Note 4)	(32)	6	46	6
Costs related to strategic alternatives review	754	—	1,063	75
Professional fees	(31)	260	406	1,120
Allocation of administrative expenses from advisor (Note 4)	371	298	1,113	962
Other general and administrative expenses	29	40	161	210
Directors’ fees	62	61	184	184

Total operating expenses	2,078	1,829	5,758	6,129

Waived incentive fees (Note 4)	—	(6)	—	(6)
Income tax provision, net	—	7	15	45

Net investment income (loss)	(560)	56	(1,206)	628

Realized and unrealized gain (loss) on investments:
Net realized capital gain (loss) on investments
Control investments	—	—	178	—
Non-affiliate investments	—	—	451	(55,952)
Provision for taxes	—	3	—	(39)

Total net realized capital gain (loss) on investments	—	3	629	(55,991)

Net unrealized appreciation on investments
Affiliate investments	(110)	(7,812)	151	(10,064)
Non-affiliate investments	(429)	1,804	1,231	62,218

Total net unrealized appreciation (depreciation) on investments	(539)	(6,008)	1,382	52,154

Net increase (decrease) in net assets resulting from operations	$(1,099)	$(5,949)	$805	$(3,209)

Net increase (decrease) in net assets resulting from operations per common share	$(0.05)	$(0.29)	$0.04	$(0.16)

Distributions declared per common share	$0.02	$0.02	$0.06	$0.06
Weighted average shares outstanding — basic and diluted	20,172	20,172	20,172	20,172

(See accompanying notes to consolidated financial statements)

OHA INVESTMENT CORPORATION

CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS

(in thousands, except share data)

(unaudited)

	Common Stock		Paid in Capital in Excess of Par	Distributable Earnings (Loss)	Total Net Assets
	Shares	Par Amount
Balance at December 31, 2018	20,172,392	$20	$211,907	$(176,018)	$35,909
Net investment loss	—	—	—	(145)	(145)
Net realized and unrealized gain	—	—	—	1,692	1,692
Distributions to common stockholders	—	—	—	(404)	(404)

Balance at March 31, 2019	20,172,392	20	211,907	(174,875)	37,052

Net investment loss	—	—	—	(501)	(501)
Net realized and unrealized gain	—	—	—	858	858
Distributions to common stockholders	—	—	—	(403)	(403)

Balance at June 30, 2019	20,172,392	20	211,907	(174,921)	37,006

Net investment loss	—	—	—	(560)	(560)
Net realized and unrealized loss	—	—	—	(539)	(539)
Distributions to common stockholders	—	—	—	(403)	(403)

Balance at September 30, 2019	20,172,392	$20	$211,907	$(176,423)	$35,504

	Common Stock		Paid in Capital in Excess of Par	Distributable Earnings (Loss)	Total Net Assets
	Shares	Par Amount
Balance at December 31, 2017	20,172,392	$20	$234,553	$(186,802)	$47,771
Net investment loss	—	—	—	(95)	(95)
Net realized and unrealized gain	—	—	—	1,827	1,827
Distributions to common stockholders	—	—	—	(404)	(404)

Balance at March 31, 2018	20,172,392	20	234,553	(185,474)	49,099

Net investment income	—	—	—	667	667
Net realized and unrealized gain	—	—	—	340	340
Distributions to common stockholders	—	—	—	(403)	(403)

Balance at June 30, 2018	20,172,392	20	234,553	(184,870)	49,703

Net investment income	—	—	—	56	56
Net realized and unrealized loss	—	—	—	(6,004)	(6,004)
Distributions to common stockholders	—	—	—	(403)	(403)

Balance at September 30, 2018	20,172,392	$20	$234,553	$(191,221)	$43,352

(See accompanying notes to consolidated financial statements)

OHA INVESTMENT CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the nine months ended September 30,
	2019	2018
Cash flows from operating activities:
Net increase (decrease) in net assets resulting from operations	$805	$(3,209)
Adjustments to reconcile net increase in net assets resulting from operations to net cash provided by operating activities:
Payment-in-kind interest	—	(3,550)
Net amortization of premiums, discounts and fees	(203)	(371)
Net realized capital (gain) loss on investments	(629)	55,952
Net unrealized depreciation (appreciation) on investments	(1,382)	(52,153)
Purchase of investments in portfolio securities	(12,014)	(25,599)
Proceeds from redemption or sale of investments in portfolio securities	15,173	20,686
Proceeds from revolving loans, net of draws	369	16
Purchase of investments in U.S. Treasury Bills	(30,000)	(52,000)
Proceeds from redemption of investments in U.S. Treasury Bills	34,990	50,001
Proceeds from ATP production payments applied to cost basis	1,889	860
Amortization of debt issuance costs on Credit Facility	103	226
Effects of changes in operating assets and liabilities:
Accounts receivable and other current assets	9	(7)
Interest receivable	(201)	227
Prepaid assets	(15)	(4)
Payables and accrued expenses	999	(477)
Deferred tax asset	158	39
Due from broker	(3)	—
Due to broker	(3,052)	—
Due to affiliate	(449)	(434)

Net cash provided by (used in) operating activities	6,547	(9,797)

Cash flows from financing activities:
Borrowings under credit facilities	3,000	—
Borrowings under repurchase agreement	29,394	50,942
Debt issuance cost paid	(75)	(174)
Repayments on Credit Facility	(2,000)	(7,000)
Repayments on repurchase agreement	(34,283)	(48,982)
Distributions to common stockholders	(1,210)	(1,210)

Net cash used in financing activities	(5,174)	(6,424)

Net change in cash and cash equivalents	1,373	(16,221)
Cash and cash equivalents, beginning of period	3,124	19,939

Cash and cash equivalents, end of period	$4,497	$3,718

(See accompanying notes to consolidated financial statements)

OHA INVESTMENT CORPORATION

CONSOLIDATED SCHEDULE OF INVESTMENTS

September 30, 2019

(in thousands, except share amounts and percentages)

(unaudited)

Portfolio Company	Industry Segment	Investment(1)	Acquisition Date(15)	Principal	Cost	Fair Value
Affiliate Investments — (5% to 25% owned)
OCI Holdings, LLC	Home Health Services	Subordinated Note (1M LIBOR+19.0% PIK with a 1.0% floor), 21.05%, due 2/29/2020(2)(6)(11)		$30,187	$23,528	$2,422
OCI Holdings, LLC	Home Health Services	100% of Class A Units in OHA/OCI Investments, LLC representing 20.8% diluted ownership of OCI Holdings, LLC(2)(8)			2,500	—

Subtotal Affiliate Investments — (5% to 25% owned)					$26,028	$2,422

Non-affiliate Investments — (Less than 5% owned)
Equinox Holdings, Inc.	Leisure Goods, Activities, Movies	Second Lien Term Loan (1M LIBOR+7.00% with a 1.0% floor), 9.04%, due 9/6/2024(3)	3/8/2017	$7,000	$6,962	$7,053
PAE Holding Corporation	Aerospace and Defense	Second Lien Term Loan (3M LIBOR+9.50% with a 1.0% floor), 11.60%, due 10/20/2023(3)	10/20/2016	6,888	6,766	6,802
Ministry Brands, LLC	Business Services	Second Lien Term Loan (2M LIBOR+8.00% with a 1.0% floor), 10.09%, due 6/2/2023(2)	5/30/2018	6,000	5,953	6,000
NAVEX	Software	Second Lien Term Loan (3M LIBOR+7.00%), 9.13%, due 9/5/2026(3)	8/9/2018	4,700	4,659	4,659
PowerSchool	Business Services	Second Lien Term Loan (3M LIBOR+6.75%), 8.96%, due 8/1/2026(3)	6/12/2018	3,800	3,766	3,781
ATP Oil & Gas Corporation/Bennu Oil & Gas, LLC	Oil & Natural Gas Production and Development	Limited Term Royalty Interest (notional rate of 13.2%)(2)(7)(11)	9/30/2014	—	24,561	3,672
Sedgwick	Insurance	Unsecured Term Loan, 9.00%, due 12/31/2026(3)	12/31/2018	3,300	3,254	3,300
DexKo Global, Inc.	Automotive	Second Lien Term Loan (3M LIBOR+8.25% with a 1.0% floor), 10.35%, due 7/24/2025(3)	7/13/2017	2,935	2,917	2,935
WASH Multifamily Acquisition, Inc.	Industrials — Laundry Equipment	Second Lien Term Loan (1M LIBOR+7.00% with a 1.0% floor), 9.04%, due 5/14/2023(3)	5/14/2015	2,978	2,966	2,908

OHA INVESTMENT CORPORATION

CONSOLIDATED SCHEDULE OF INVESTMENTS — (Continued)

September 30, 2019

(in thousands, except share amounts and percentages)

(unaudited)

Portfolio Company	Industry Segment	Investment(1)	Acquisition Date(15)	Principal	Cost	Fair Value
Non-affiliate Investments — (Less than 5% owned) — (Continued)
Coinamatic Canada, Inc.(5)	Industrials — Laundry Equipment	Second Lien Term Loan (1M LIBOR+7.00% with a 1.0% floor), 9.04%, due 5/14/2023(3)	5/14/2015	$522	$520	$509
Hayward Industries, Inc.	Consumer Goods	Second Lien Term Loan (1M LIBOR+8.25%), 10.29%, due 8/4/2025(3)	7/18/2017	2,159	2,162	2,051
CentralSquare Technologies	Software	Second Lien Term Loan (1M LIBOR+7.50%), 9.54%, due 8/31/2026(3)	8/15/2018	2,000	1,953	1,903
Ensono	Telecommunications	Second Lien Term Loan (1M LIBOR+9.25%), 11.29%, due 6/27/2026(3)	5/3/2018	1,700	1,639	1,677
Blackboard Transact	Software	Second Lien Term Loan (3M LIBOR+8.50%), 10.76%, due 4/30/2027(2)	3/7/2019	1,455	1,405	1,425
Aptean	Software	Second Lien Term Loan (3M LIBOR+8.50%), 10.60%, due 4/23/2027(2)	2/25/2019	1,400	1,359	1,372
MW Industries (Helix Acquisition)	Industrials	Second Lien Term Loan (3M LIBOR+8.00%), 10.10%, due 9/29/2025(3)	9/28/2017	1,400	1,389	1,340
JS Held	Business Equipment and Services	First Lien Term Loan (LIBOR+6.00%), 8.31%, due 7/1/2025(2)	5/16/2019	1,248	1,218	1,235
JS Held	Business Equipment and Services	Revolver (Funded: Prime+5.00%, Unfunded: 0.5%), 10.00%, due 7/1/2025(2)(12)	5/16/2019	10	7	9
JS Held	Business Equipment and Services	Delayed Draw Term Loan (Funded: LIBOR+6.00%, Unfunded: 1.0%), 8.31%, due 7/1/2025(2)(13)	5/16/2019	—	(6)	(3)
PharMerica	Healthcare	Second Lien Term Loan (1M LIBOR+8.50% with a 1.0% floor), 10.54%, due 3/5/2027(3)	2/19/2019	1,200	1,171	1,212
Caliber Collision	Automotive	Second Lien Term Loan (1M LIBOR+7.25%), 9.29%, due 2/5/2027(3)	12/19/2018	1,100	1,082	1,100
Vertafore, Inc.	Business Services	Second Lien Term Loan (1M LIBOR+7.25%), 9.29%, due 7/2/2026(3)	6/4/2018	900	892	888

OHA INVESTMENT CORPORATION

CONSOLIDATED SCHEDULE OF INVESTMENTS — (Continued)

September 30, 2019

(in thousands, except share amounts and percentages)

(unaudited)

Portfolio Company	Industry Segment	Investment(1)	Acquisition Date(15)	Principal	Cost	Fair Value
Non-affiliate Investments — (Less than 5% owned) — (Continued)
Imperial Dade	Food Services	Second Lien Term Loan (1M LIBOR+8.00%), 10.04%, due 6/11/2027(2)	5/20/2019	$833	$813	$825
Imperial Dade	Food Services	Delayed Draw Term Loan (Funded: LIBOR+8.00%), 10.04%, due 6/11/2027(2)(14)	5/20/2019	—	(2)	(2)
Safe Fleet Holdings, LLC	Industrials	Second Lien Term Loan (1M LIBOR+6.75% with a 1.0% floor), 8.79%, due 2/1/2026(3)	1/23/2018	700	697	679
Ardonagh(5)	Insurance	Senior Secured Notes 8.63%, due 7/15/2023(3)	11/2/2018	600	549	573
ClearChoice (CC Dental Implants Intermediate)	Healthcare	First Lien Term Loan (Last Out) (1M LIBOR+6.50% with a 1.0% floor), 8.90%, due 1/2/2023(2)(10)	3/21/2018	500	496	500
ClearChoice (CC Dental Implants Intermediate)	Healthcare	First Lien Revolver (Last Out) (Funded: 1M LIBOR+6.50% with a 1.0% floor, Unfunded: 0.75%), 8.55%, due 1/2/2023(2)(9)(10)	3/21/2018	—	(11)	—
MedRisk, LLC	Healthcare	Second Lien Term Loan (1M LIBOR+6.75%), 8.79%, due 12/28/2025(3)	1/25/2018	500	498	494
FirstLight Fiber	Telecommunications	Second Lien Term Loan (1M LIBOR+7.50%), 9.54%, due 7/23/2026(3)	6/19/2018	400	396	397
EaglePicher Technologies, LLC	Aerospace and Defense	Second Lien Term Loan (1M LIBOR+7.25%), 9.29% due 3/9/2026(3)	2/23/2018	400	392	388
Edelman Financial Services, LLC	Financial Services	Second Lien Term Loan (1M LIBOR+6.75%), 8.81%, due 7/20/2026(3)	6/26/2018	300	299	300
Subtotal Non-affiliate Investments — (Less than 5% owned)					$80,722	$59,982

Subtotal Portfolio Investments (86.2% of total investments)					$106,750	$62,404

GOVERNMENT SECURITIES
U.S. Treasury Bills (CUSIP 912796SL4)(4)		1.66%	9/30/2019	$10,000	$9,999	$9,999

Subtotal Government Securities (13.8% of total investments)					$9,999	$9,999

TOTAL INVESTMENTS					$116,749	$72,403

OHA INVESTMENT CORPORATION

CONSOLIDATED SCHEDULE OF INVESTMENTS — (Continued)

September 30, 2019

(in thousands, except share amounts and percentages)

(unaudited)

NOTES TO CONSOLIDATED SCHEDULE OF INVESTMENTS

(1)

The Company generally acquires its investments in private transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). These investments are generally subject to certain limitations on resale, and may be deemed to be “restricted securities” under the Securities Act. We pledged all of our portfolio investments, except our investments in U.S. Treasury Bills, as collateral for obligations under our Credit Facility. See Note 3 to Consolidated Financial Statements. The majority of the investments bear interest at a rate that maybe determined by reference to London Interbank Offered Rate (“LIBOR”) or Prime and which reset daily, monthly, quarterly, semiannually or annually. For each, the Company has provided the spread over LIBOR or Prime and the weighted average current interest rate in effect as of September 30, 2019. Certain investments are subject to a LIBOR or Prime interest rate floor. For fixed rate investments, a spread above a reference rate is not applicable. As of September 30, 2019, the index rates for 1M LIBOR, 2M LIBOR, and 3M LIBOR are 2.02%, 2.07%, and 2.09%, respectively. The actual index rate for each investment listed may not be the applicable index rate outstanding as of September 30, 2019, as the loan may have priced or repriced based on an index rate prior to September 30, 2019. Due dates represent the contractual maturity dates. Common stock and units are non-income producing securities, unless otherwise stated.

(2)

The Audit Committee recommends fair values of each asset to our Board of Directors, which in good faith determines the final fair value for each investment. Fair value is determined using unobservable inputs (Level 3 hierarchy), unless otherwise stated. See Note 7 to the Consolidated Financial Statements.

(3)	Fair value is determined using prices with observable market inputs (Level 2 hierarchy). See Note 7 to the Consolidated Financial Statements.
(4)	Fair value is determined using prices for identical securities in active markets (Level 1 hierarchy). See Note 7 to the Consolidated Financial Statements.
(5)

We have determined that this investment is not a “qualifying asset” under Section 55(a) of the Investment Company Act of 1940, or the 1940 Act. Under the 1940 Act, we may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of our total assets. The status of these assets under the 1940 Act is subject to change. We monitor the status of these assets on an ongoing basis. As of September 30, 2019, 1.73% of our investment portfolio was deemed not to be “qualifying assets” under Section 55(a) of the 1940 Act.

(6)

During the fourth quarter of 2016, we executed a series of amendments to our note purchase and security agreement with OCI Holdings, LLC, or OCI, to allow the company to PIK its LIBOR+12% cash interest for November and December 2016. Also, default interest of $0.1 million and current unpaid interest of $0.4 million was added to the principal balance in the fourth quarter 2016. OCI remains in financial covenant default. During 2017, we executed a number of amendments to our note purchase and security agreement with OCI that allows the company to continue to PIK its LIBOR+12% cash interest during 2017. Through June 30, 2018, we have allowed the company to continue to PIK its 12% cash interest while paying the 2% default interest in cash. In June 2018, we executed an amendment to our note purchase and security agreement with OCI to extend its maturity date to August 31, 2019. In September 2018, we executed an amendment to our note purchase and security agreement whereby we exchanged $217,625 of cash default interest previously paid to us by the company in 2018 for PIK interest, which was added to the principal outstanding balance of the note, on and as of the date the default interest payment was originally made. This amendment also allows the company to PIK its default interest through December 31, 2018. In 2019, OCI continues to be in default and continues to PIK all of its interest, including default interest. Beginning in the 4th quarter of 2018, OCI subordinated note was placed on non-accrual status. In October 2019, we executed an amendment to our note purchase and security agreement with OCI to extend its maturity date to February 29, 2020.

OHA INVESTMENT CORPORATION

CONSOLIDATED SCHEDULE OF INVESTMENTS — (Continued)

September 30, 2019

(in thousands, except share amounts and percentages)

(unaudited)

(7)

Effective April 1, 2018, we discontinued income recognition on this investment and it remains on non-accrual status. All production payments received after April 1, 2018 are being applied to our cost basis and considered return of capital. Previously, ATP was on non-accrual status where income was recognized to the extent production payments were received. For more information on ATP, refer to the discussion of the ATP litigation in Note 6 to the Consolidated Financial Statements.

(8)	Non-income producing equity security.
(9)

Represents a revolving line of credit of which $1.7 million of the $1.7 million total commitment is unfunded at September 30, 2019. The revolving line of credit includes a 0.75% unused fee applied to the unfunded amount. In February 2019, ClearChoice executed an amendment to the financing agreement which increased the amount committed by OHAI under the revolving line of credit from $1.6 million to $1.7 million and modified certain other loan covenants.

(10)	Investment is entitled to skim interest which results in a higher interest rate spread of approximately 30 basis points.
(11)	Investment on non-accrual status and therefore non-income producing.
(12)	Represents a revolving line of credit of which $133 thousand of the $143 thousand total commitment is unfunded at September 30, 2019. The revolving line of credit includes a 0.5% unused fee.
(13)	Represents a delayed draw term loan with a total commitment of $306 thousand all of which is unfunded at September 30, 2019. The delayed draw term loan includes a 1.0% unused fee.
(14)	Represents a delayed draw term loan with a total commitment of $167 thousand all of which is unfunded at September 30, 2019.
(15)	Acquisition date represents the date of initial investment in the portfolio investment.

(See accompanying notes to consolidated financial statements)

OHA INVESTMENT CORPORATION

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2018

(in thousands, except share amounts and percentages)

Portfolio Company	Industry Segment	Investment(1)	Acquisition Date(12)	Principal	Cost	Fair Value
Affiliate Investments — (5% to 25% owned)
OCI Holdings, LLC	Home Health Services	Subordinated Note (1M LIBOR+ 19.0% PIK with a 1.0% floor ), 21.51%, due 8/31/2019(2)(6)(11)		$25,711	$23,528	$2,271
OCI Holdings, LLC	Home Health Services	100% of Class A Units in OHA/OCI Investments, LLC representing 20.8% diluted ownership of OCI Holdings, LLC(2)(8)			2,500	—

Subtotal Affiliate Investments — (5% to 25% owned)					$26,028	$2,271

Non-affiliate Investments — (Less than 5% owned)
Equinox Holdings, Inc.	Leisure Goods, Activities, Movies	Second Lien Term Loan (1M LIBOR+7.0% with a 1.0% floor), 9.52%, due 9/6/2024(3)	3/8/2017	$7,000	$6,957	$7,018
PAE Holding Corporation	Aerospace and Defense	Second Lien Term Loan (2M LIBOR+9.50% with a 1.0% floor), 12.12%, due 10/20/2023(3)	10/20/2016	6,888	6,749	6,785
Ministry Brands, LLC	Business Services	Second Lien Term Loan (1M LIBOR+8.0% with a 1.0% floor), 10.52%, due 6/2/2023(2)	5/30/2018	6,000	5,945	5,880
Avantor Performance Materials, Inc.	Chemicals	Senior Unsecured Notes, 9.00%, due 10/1/2025(3)	9/22/2017	5,000	5,000	5,000
ATP Oil & Gas Corporation/Bennu Oil & Gas, LLC	Oil & Natural Gas Production and Development	Limited Term Royalty Interest (notional rate of 13.2%)(2)(7)(11)	9/30/2014	—	26,450	4,778
CVS Holdings I, LP (MyEyeDr)	Retail	Second Lien Term Loan (1M LIBOR+6.75% with a 1.0% floor), 9.28%, due 2/6/2026(3)	2/1/2018	5,000	4,977	4,725
PowerSchool	Business Services	Second Lien Term Loan (1M LIBOR+6.75%), 9.13%, due 8/1/2026(3)	6/12/2018	3,800	3,763	3,762
WASH Multifamily Acquisition, Inc.	Industrials — Laundry Equipment	Second Lien Term Loan (1M LIBOR+7.0% with a 1.0% floor), 9.52%, due 5/14/2023(3)	5/14/2015	3,404	3,388	3,293
Sedgwick	Insurance	Unsecured Term Loan, 9.00%, due 12/31/2026(3)	12/31/2018	3,300	3,251	3,251

OHA INVESTMENT CORPORATION

CONSOLIDATED SCHEDULE OF INVESTMENTS — (Continued)

December 31, 2018

(in thousands, except share amounts and percentages)

Portfolio Company	Industry Segment	Investment(1)	Acquisition Date(12)	Principal	Cost	Fair Value
Non-affiliate Investments — (Less than 5% owned) — Continued
DexKo Global, Inc.	Automotive	Second Lien Term Loan (3M LIBOR+8.25% with a 1.0% floor), 11.05%, due 7/24/2025(3)	7/13/2017	$3,000	$2,979	$3,000
TIBCO Software, Inc.	Software	Senior Unsecured Notes, 11.38%, due 12/1/2021(3)	7/7/2015	2,100	1,995	2,200
Hayward Industries, Inc.	Consumer Goods	Second Lien Term Loan (1M LIBOR+8.25%), 10.77%, due 8/04/2025(3)	7/18/2017	2,159	2,163	2,127
CentralSquare Technologies	Software	Second Lien Term Loan (1M LIBOR+7.50%), 10.02%, due 8/31/2026(3)	8/15/2018	2,000	1,950	2,000
Ensono	Telecommunications	Second Lien Term Loan (1M LIBOR+9.25%), 11.77%, due 6/27/2026(3)	5/3/2018	1,700	1,635	1,653
MW Industries (Helix Acquisition)	Industrials	Second Lien Term Loan (3M LIBOR+8.0%), 10.80%, due 9/29/2025(3)	9/28/2017	1,400	1,388	1,379
Allied Universal Holdco, LLC	Business Services	Second Lien Term Loan (1M LIBOR+8.50% with a 1.0% floor), 11.02%, due 7/28/2023(3)	3/15/2018	1,250	1,250	1,191
Vertafore, Inc.	Business Services	Second Lien Term Loan (3M LIBOR+7.25%), 10.05%, due 7/2/2026(3)	6/4/2018	900	891	865
Safe Fleet Holdings, LLC	Industrials	Second Lien Term Loan (1M LIBOR+6.75% with a 1.0% floor), 9.13%, due 2/1/2026(3)	1/23/2018	700	697	665
Coinamatic Canada, Inc.(5)	Industrials — Laundry Equipment	Second Lien Term Loan (1M LIBOR+7.0% with a 1.0% floor), 9.52%, due 5/14/2023(3)	5/14/2015	596	593	577
Ardonagh(5)	Insurance	Senior Secured Notes, 8.625%, due 7/15/2023(3)	11/2/2018	600	541	513
MedRisk, LLC	Healthcare	Second Lien Term Loan (1M LIBOR+6.75%), 9.27%, due 12/28/2025(3)	1/25/2018	500	498	491
ClearChoice (CC Dental Implants Intermediate)	Healthcare	First Lien Term Loan (Last Out) (1M LIBOR+6.50% with a 1.0% floor), 9.13%, due 1/2/2023(2)(10)	3/21/2018	500	496	487

OHA INVESTMENT CORPORATION

CONSOLIDATED SCHEDULE OF INVESTMENTS — (Continued)

December 31, 2018

(in thousands, except share amounts and percentages)

Portfolio Company	Industry Segment	Investment(1)	Acquisition Date(12)	Principal	Cost	Fair Value
Non-affiliate Investments — (Less than 5% owned) — Continued
ClearChoice (CC Dental Implants Intermediate)	Healthcare	First Lien Revolver (Last Out) (Funded: 1M LIBOR+6.50% with a 1.0% floor, Unfunded: 0.75%), 9.29%, due 1/2/2023(2)(9)(10)	3/21/2018	$375	$361	$336
FirstLight Fiber	Telecommunications	Second Lien Term Loan (1M LIBOR+7.50%), 10.02%, due 7/23/2026(3)	6/19/2018	400	396	393
NAVEX	Software	Second Lien Term Loan (1M LIBOR+7.00%), 9.53%, due 9/5/2026(3)	8/9/2018	400	396	386
EaglePicher Technologies, LLC	Aerospace and Defense	Second Lien Term Loan (1M LIBOR+7.25%), 9.77%, due 3/9/2026(3)	2/23/2018	300	298	294
Edelman Financial Services, LLC	Financial Services	Second Lien Term Loan (3M LIBOR+6.75%), 9.19%, due 7/20/2026(3)	6/26/2018	300	299	286
Subtotal Non-affiliate Investments — (Less than 5% owned)					$85,306	$63,335

Subtotal Portfolio Investments (81.4% of total investments)					$111,334	$65,606

GOVERNMENT SECURITIES
U.S. Treasury Bills (CUSIP 912796LC1)(4)		2.28%	12/21/2018	$15,000	$14,989	$14,989

Subtotal Government Securities (18.6% of total investments)					$14,989	$14,989

TOTAL INVESTMENTS					$126,323	$80,595

NOTES TO CONSOLIDATED SCHEDULE OF INVESTMENTS

(1)

The Company generally acquires its investments in private transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). These investments are generally subject to certain limitations on resale, and may be deemed to be “restricted securities” under the Securities Act. We pledged all of our portfolio investments, except our investments in U.S. Treasury Bills, as collateral for obligations under our Credit Facility. See Note 3 to Consolidated Financial Statements. For each, the Company has provided the spread over LIBOR or Prime and the weighted average current interest rate in effect as of December 31, 2018. Certain investments are subject to a LIBOR or Prime interest rate floor. For fixed rate investments, a spread above a reference rate is not applicable. As of December 31, 2018, the index rates for 1M LIBOR, 2M LIBOR, and 3M LIBOR are 2.50%, 2.61%, and 2.81%, respectively. The actual index rate for each investment listed may not be the applicable index rate outstanding as of December 31, 2018, as the loan may have priced or repriced based on an index rate prior to December 31, 2018. Due dates represent the contractual maturity dates. Common stock and units are non-income producing securities, unless otherwise stated.

OHA INVESTMENT CORPORATION

CONSOLIDATED SCHEDULE OF INVESTMENTS — (Continued)

December 31, 2018

(in thousands, except share amounts and percentages)

(2)

The Audit Committee recommends fair values of each asset to our Board of Directors, which in good faith determines the final fair value for each investment. Fair value is determined using unobservable inputs (Level 3 hierarchy), unless otherwise stated. See Note 10 to the Consolidated Financial Statements.

(3)	Fair value is determined using prices with observable market inputs (Level 2 hierarchy). See Note 10 to the Consolidated Financial Statements.
(4)	Fair value is determined using prices for identical securities in active markets (Level 1 hierarchy). See Note 10 to the Consolidated Financial Statements.
(5)

We have determined that this investment is not a “qualifying asset” under Section 55(a) of the Investment Company Act of 1940, or the 1940 Act. Under the 1940 Act, we may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of our total assets. The status of these assets under the 1940 Act is subject to change. We monitor the status of these assets on an ongoing basis. As of December 31, 2018, 1.4% of our investment portfolio was deemed not to be “qualifying assets” under Section 55(a) of the 1940 Act.

(6)

During the fourth quarter of 2016, we executed a series of amendments to our note purchase and security agreement with OCI Holdings, LLC, or OCI, to allow the company to PIK its LIBOR+12% cash interest for November and December 2016. Also, default interest of $0.1 million and current unpaid interest of $0.4 million was added to the principal balance in the fourth quarter 2016. OCI remains in financial covenant default. During 2017, we executed a number of amendments to our note purchase and security agreement with OCI that allows the company to continue to PIK its LIBOR+12% cash interest during 2017. Through June 30, 2018, we have allowed the company to continue to PIK its 12% cash interest while paying the 2% default interest in cash. In June 2018, we executed an amendment to our note purchase and security agreement with OCI to extend its maturity date to August 31, 2019. In September 2018, we executed an amendment to our note purchase and security agreement whereby we exchanged $217,625 of cash default interest previously paid to us by the company in 2018 for PIK interest, which was added to the principal outstanding balance of the note, on and as of the date the default interest payment was originally made. This amendment also allows the company to PIK its default interest through December 31, 2018. Beginning in the 4th quarter of 2018, OCI subordinated note was placed on non-accrual status.

(7)

Effective April 1, 2018, we discontinued income recognition on this investment and it remains on non-accrual status. All production payments received after April 1, 2018 are being applied to our cost basis and considered return of capital. Previously, ATP was on non-accrual status where income was recognized to the extent production payments were received. For more information on ATP, refer to the discussion of the ATP litigation in Note 7 to the Consolidated Financial Statements.

(8)	Non-income producing equity security.
(9)

Represents a revolving line of credit of which $1.2 million of the $1.6 million total commitment is unfunded at December 31, 2018. The revolving line of credit includes a 0.75% unused fee applied to the unfunded amount.

(10)	Investment is entitled to skim interest which results in a higher interest rate spread of approximately 28 basis points.
(11)	Investment on non-accrual status and therefore non-income producing.
(12)	Acquisition date represents the date of the initial investment in the portfolio investment.

(See accompanying notes to consolidated financial statements)

OHA INVESTMENT CORPORATION

CONSOLIDATED FINANCIAL HIGHLIGHTS

(unaudited)

	For the nine months ended September 30,
	2019	2018
Per Share Data(1)
Net asset value, beginning of period	$1.78	$2.37
Net investment income (loss), net of tax	(0.06)	0.03
Net realized and unrealized gain (loss) on investments	0.10	(0.19)

Net increase (decrease) in net assets resulting from operations(5)	0.04	(0.16)

Distributions to common stockholders
Distributions from distributable earnings	—	(0.06)
Return of capital	(0.06)	—

Net decrease in net assets from distributions(5)	(0.06)	(0.06)

Net asset value, end of period(5)	$1.76	$2.15

Market value, beginning of period	$1.01	$1.15
Market value, end of period	$1.30	$1.53
Market value return(2)(3)	36.6%	38.0%
Net asset value return(3)	4.9%	(5.7)%

Ratios and Supplemental Data
($ and shares in thousands)
Net assets, end of period	$35,504	$43,352
Average net assets	$36,670	$48,462
Common shares outstanding, end of period	20,172	20,172
Total operating expenses and taxes/average net assets(4)	21.0%	17.0%
Net investment income (loss)/average net assets(4)	(4.4)%	1.7%
Portfolio turnover rate	18.9%	32.9%

Expense Ratios (as a percentage of average net assets)(4)
Interest expense and bank fees	6.7%	6.6%
Management fees	3.4%	3.2%
Incentive fees	0.2%	—%
Costs related to strategic alternatives review	3.9%	0.2%
Other operating expenses, including provision for income taxes	6.8%	7.0%

Total operating expenses, including provision for income taxes	21.0%	17.0%

(1)	Per share data is based on weighted average number of common shares outstanding for the period. Per share data may not total due to rounding.
(2)

Total return based on market value is calculated as the change in market value per share during the respective periods, assuming dividends and distributions, if any, are reinvested in accordance with our dividend reinvestment plan.

(3)	Not annualized.
(4)	Annualized.
(5)	Totals may not sum due to rounding.

(See accompanying notes to consolidated financial statements)

OHA INVESTMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

Note 1: Organization

These consolidated financial statements present the financial position, results of operations and cash flows of OHA Investment Corporation and its consolidated subsidiaries (collectively “we,” “us,” “our” and “OHAI”). We are a specialty finance company that was organized in July 2004 as a Maryland corporation. Our investment objective is to generate both current income and capital appreciation primarily through debt investments, some of which include equity components. We are an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company, or a BDC, under the 1940 Act. For federal income tax purposes we operate so as to be treated as a regulated investment company, or RIC, under Subchapter M of the Internal Revenue Code of 1986, as amended, or the Code. We have several direct and indirect subsidiaries that are single-member limited liability companies and wholly-owned limited partnerships established to hold certain portfolio investments or provide services to us in accordance with specific rules prescribed for a company operating as a RIC. We consolidate the financial results of our wholly-owned subsidiaries for financial reporting purposes, and we do not consolidate the financial results of our portfolio companies.

On September 30, 2014, our stockholders approved the appointment of Oak Hill Advisors, L.P., or OHA, as our investment advisor, replacing NGP Investment Advisor, LP, which had been our investment advisor since our inception. In connection with this change in investment advisor, we changed our name from NGP Capital Resources Company to OHA Investment Corporation. OHA is a registered investment adviser under the Investment Advisers Act of 1940, or the Advisers Act. OHA acts as our investment advisor and administrator pursuant to an investment advisory agreement and an administration agreement, respectively, each dated as of September 30, 2014, which we refer to as the Investment Advisory Agreement and the Administration Agreement, respectively. See Note 4.

On July 31, 2019, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Portman Ridge Finance Corporation (“PTMN”), Storm Acquisition Sub Inc. (“Acquisition Sub”), and Sierra Crest Investment Management LLC, the investment adviser to PTMN and an affiliate of BC Partners Advisors L.P. and LibreMax Capital LLC. (“PTMN Adviser”). The transaction is the result of OHAI’s previously announced review of strategic alternatives and has been approved by a unanimous vote of the Special Committee of the Board of Directors of OHAI, the Board of Directors of OHAI (other than directors affiliated with Oak Hill Advisors, L.P., the external adviser to OHAI, who abstained from voting) and the Board of Directors of PTMN.

Under the terms of the proposed transaction, OHAI stockholders will receive a combination of (i) a minimum of $8 million in cash (approximately $0.40 per share) from PTMN (as may be adjusted as described below); (ii) PTMN shares valued at 100% of PTMN’s net asset value per share at the time of closing of the transaction in an aggregate number equal to OHAI’s net asset value at closing minus the $8 million PTMN cash merger consideration (as may be adjusted as described below); and (iii) an additional cash payment from the PTMN Adviser, of $3 million in the aggregate, or approximately $0.15 per share.

If the aggregate number of shares of PTMN stock to be issued in connection with the merger would exceed 19.9% of the issued and outstanding shares of PTMN common stock immediately prior to the transaction closing, then the cash consideration payable by PTMN will be increased to the minimum extent necessary such that the aggregate number of shares of PTMN common stock to be issued in connection with the merger does not exceed such threshold. The exact exchange ratio for the stock component of the merger will be determined by the net asset value of OHAI and PTMN as of the closing, calculated as of 5:00 p.m. New York City time on the day prior to the closing of the transaction. In addition to approval by OHAI’s stockholders, the closing of the merger is

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2019

(unaudited)

subject to customary conditions. The parties currently expect the transaction to be completed in the fourth calendar quarter of 2019.

The Merger Agreement contains representations, warranties and covenants, including, among others, covenants relating to the operation of each of PTMN’s and OHAI’s businesses during the period prior to the closing of the Merger. OHAI has agreed to convene and hold a stockholder meeting for the purpose of obtaining the approval for the First Merger by OHAI’s stockholders, and has agreed to recommend that the stockholders approve the proposal.

The Merger Agreement provides that OHAI may not solicit proposals relating to alternative transactions, or, subject to certain exceptions, enter into discussions or negotiations or provide information in connection with any proposal for an alternative transaction. However, the OHAI board of directors (“OHAI Board”) may, subject to certain conditions and payment of a termination fee of approximately $1.3 million, terminate the Merger Agreement and enter into an agreement with respect to a bona fide, unsolicited, written and binding competing proposal that is fully financed or has fully committed financing made by a third party if it determines in good faith, after consultation with its financial advisors and outside legal advisors, and considering all legal, financial, regulatory and other material aspects of, and the identity of the third party making, the competing proposal and such factors as the OHAI Board considers in good faith to be appropriate, (1) is more favorable to stockholders of OHAI from a financial point of view than the transactions contemplated by the Merger Agreement (including any revisions to the terms and conditions of the Merger Agreement proposed by PTMN to OHAI in writing in response to such competing proposal) and (2) is reasonably likely of being completed on the terms proposed on a timely basis (the “Superior Proposal”).

Consummation of the Merger is subject to certain closing conditions, including (1) requisite approval of OHAI stockholders, (2) approval for listing on The Nasdaq Global Select Market of the shares of PTMN common stock to be issued in the Merger, (3) effectiveness of the registration statement on Form N-14, which will include a proxy statement of OHAI and a prospectus of PTMN, (4) the absence of certain legal impediments to the consummation of the First Merger, (5) subject to certain exceptions, the accuracy of the representations and warranties and compliance with the covenants of each party to the Merger Agreement, and (6) a requirement that, as of the Determination Date, each of OHAI and PTMN deliver to each other a calculation of the net asset value as of the day prior to the closing date of OHAI and PTMN, as applicable.

The Merger Agreement also contains certain termination rights in favor of PTMN and OHAI, including if the Merger is not completed on or before January 31, 2020 or if the requisite approval of OHAI’s stockholders are not obtained. The Merger Agreement also provides that, upon the termination of the Merger Agreement under certain circumstances, OHAI may be required to pay PTMN, a termination fee of approximately $1.3 million or, at PTMN’s option, pay PTMN for damages subject to certain caps. Similarly, the Merger Agreements provides that, upon the termination of the Merger Agreement under certain circumstances, PTMN may be required to pay OHAI, a termination fee of approximately $1.3 million or, at OHAI’s option, pay OHAI for damages subject to certain caps. If this Merger Agreement is terminated by OHAI or PTMN under certain circumstances, including when the requisite approval of OHAI’s stockholders are not obtained, and no termination fee is otherwise required to be paid by OHAI in connection therewith, then OHAI will be required to reimburse PTMN and its affiliates for half of their reasonable and documented out-of-pocket fees and expenses incurred and payable by PTMN or Acquisition Sub or on their behalf in connection with or related to the Merger Agreement or the transactions contemplated thereby, subject to a cap of $500,000.

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September 30, 2019

(unaudited)

On November 4, 2019, PTMN filed an amended registration statement on Form N-14, which included a joint prospectus and proxy statement of OHAI and PTMN. The registration statement on Form N-14 was declared effective by the SEC on November 6, 2019. The special meeting for our stockholders is scheduled for December 12, 2019 to vote on the matters described in the proxy statement as required by the Merger Agreement.

Note 2: Basis of Presentation

These interim unaudited consolidated financial statements include the accounts of OHAI and its consolidated subsidiaries. The effects of all intercompany transactions between OHAI and its subsidiaries have been eliminated in consolidation. We prepare the interim consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). OHAI is an investment company following the accounting and reporting guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financial Services — Investment Company (“ASC 946”). Under the investment company rules and regulations pursuant to Article 6 of Regulation S-X and ASC 946, we are precluded from consolidating portfolio company investments, including those in which it has a controlling interest, unless the portfolio company is another investment company. An exception to the general principle occurs if OHAI holds a controlling interest in an operating company that provides all or substantially all of its services directly to us or to our portfolio companies. None of the portfolio investments made by OHAI qualify for this exception. Therefore, our investment portfolio is carried on the Consolidated Balance Sheets at fair value.

We omit certain information and footnote disclosures normally included in audited financial statements prepared in accordance with GAAP pursuant to such rules and regulations. We believe we include all adjustments which are of a normal recurring nature, so that these financial statements fairly present our financial position, results of operations and cash flows. Interim results are not necessarily indicative of results for a full year or any other interim period. You should read these unaudited consolidated financial statements in conjunction with the audited consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2018.

Preparing interim consolidated financial statements in accordance with GAAP requires us to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the accompanying notes thereto, including the estimated fair values of our investment portfolio discussed in Note 7. Although we believe our estimates and assumptions are reasonable, actual results could differ materially from these estimates. Certain prior period information has been reclassified to conform to the current period presentation. The reclassification has no effect on the company’s consolidated financial position or the consolidated results of operations as previously reported.

Cash and Cash Equivalents

Cash and cash equivalents include short-term, liquid investments with an original maturity of three months or less in accounts such as demand deposit accounts, money market accounts, certain overnight investment sweep accounts and money market fund accounts. We record cash and cash equivalents at cost, which approximates fair value. As of September 30, 2019, OHAI held $0.5 million in bank demand deposits and $4.0 million in money market funds.

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September 30, 2019

(unaudited)

Payment-in-Kind Interest and Dividends

We have investments in our portfolio that contain payment-in-kind, or PIK, interest provisions. We compute PIK interest income at the contractual rate specified in each investment agreement, and we add that amount to the principal balance of the investment. For investments with PIK interest, we calculate our income accruals on the principal balance plus any PIK amounts. If the portfolio company’s projected cash flows, further supported by estimated total enterprise value, are not sufficient to cover the contractual principal and interest, as applicable, we do not accrue PIK interest income on the investment. To maintain our RIC status, we must pay out this non-cash income to stockholders in the form of distributions, even though we have not yet collected the cash. We did not record any PIK interest income for the three months ended September 30, 2019 and we recorded $0.7 million for the three months ended September 30, 2018 related to our investment in OCI subordinated notes. We did not record any PIK interest income for the for the nine months ended September 30, 2019, and we recorded $2.7 million for the nine months ended September 30, 2018 related to our investment in OCI subordinated notes. Beginning in October 2018, we discontinued recognizing any PIK interest income on our investment in OCI’s subordinated notes from a tax and GAAP perspective.

Distributions

We record distributions to stockholders on the ex-dividend date. We have historically made distributions each year in an amount sufficient to maintain our status as a RIC for federal income tax purposes and to eliminate federal excise tax liability. We currently intend to consider making quarterly distributions to stockholders through the closing of the Merger. Each quarter, we estimate our annual taxable earnings. The Board of Directors considers this estimate and determines the distribution amount, if any. We generally declare our distributions each quarter and pay them shortly thereafter. The following table summarizes our recent distribution history:

Declaration Date	Per Share Amount	Record Date	Payment Date
May 8, 2018	$0.02	June 30, 2018	July 9, 2018
September 13, 2018	0.02	September 30, 2018	October 9, 2018
December 12, 2018	0.02	December 31, 2018	January 9, 2019
March 13, 2019	0.02	March 28, 2019	April 9, 2019
May 7, 2019	0.02	June 28, 2019	July 9, 2019
September 11, 2019	0.02	September 30, 2019	October 9, 2019

Note 3: Credit Facilities and Borrowings

We are party to a Credit Agreement (the “Credit Facility”), dated September 9, 2016, with MidCap Financial Trust, as administrative agent. The initial size of the Credit Facility was $56.5 million with a maturity date of March 9, 2018, with an option to extend for a six-month period, subject to certain conditions. The initial proceeds of $40.5 million from the Credit Facility were used to pay off the $38.5 million outstanding balance of our previous credit facility with SunTrust Bank, pay transaction expenses and provide balance sheet cash. The remaining $16.0 million consisted of a delayed draw term loan and was committed for one year.

On November 10, 2017, we entered into an amendment to the Credit Facility whereby we agreed to make a voluntary principal prepayment in the amount of $4.5 million, reducing the total principal amount outstanding to $36.0 million, and the lenders agreed not to test certain covenants at certain determination dates.

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September 30, 2019

(unaudited)

On February 2, 2018, we exercised the option to extend the Credit Facility through September 9, 2018, as permitted in our existing Credit Agreement.

On September 7, 2018, we entered into an amendment to extend the maturity date of the Credit Facility to September 9, 2019, which can be extended for an additional six-month period at our option. In connection with the extension, we made a repayment of principal of $7.0 million of its Credit Facility, reducing the principal amount outstanding to $29.0 million. The $7.0 million principal repayment was available to us to be re-borrowed as a delayed draw term loan, which is committed until September 9, 2019. In addition, the interest rate for the borrowings under the Credit Facility was reduced to LIBOR plus 4.95% for Eurodollar Loans and prime plus 3.95% for Base Rate Loans. Certain financial covenants were also amended.

On January 7, 2019 we borrowed an additional $3.0 million under the Credit Facility as a delayed draw term loan. On February 11, 2019 we repaid $2.0 million on our delayed draw term loan leaving $4.0 million available to draw.

On August 5, 2019, we exercised our option to extend the credit facility through March 9, 2020, as permitted in our existing Credit Agreement.

As of September 30, 2019, the total amount outstanding under the Credit Facility was $30.0 million. As of December 31, 2018, the total amount outstanding under the Credit Facility was $29.0 million with $7.0 million available to draw. The total amount outstanding on the Credit Facility is shown net of unamortized debt issuance costs of $0.1 million and $0.1 million on our Consolidated Balance Sheet as of September 30, 2019 and December 31, 2018, respectively. Substantially all of our assets, except our investments in U.S. Treasury Bills, are pledged as collateral for the obligations under the Credit Facility. The Credit Facility bears an interest rate of Adjusted LIBOR plus 4.95% for Eurodollar Loans, subject to a 1% LIBOR floor, and Base Rate plus 3.95% for Base Rate Loans. As of September 30, 2019, the interest rate on our outstanding principal balance of $30.0 million was 7.05%.

The Credit Facility contains affirmative and reporting covenants and certain financial ratio and restrictive covenants, including prohibiting us from repurchasing our common stock. We have complied with the covenants from the date of the Credit Agreement through September 30, 2019, and had no existing defaults or events of default under the Credit Facility. The financial covenants, with terms as defined in the Credit Agreement, are:

•	maintain a Debt to Tangible Net Worth Ratio of not more than 1.00:1.00 as determined on the last day of each calendar month,

•	maintain at all times a minimum liquidity in the form of Cash or Cash Equivalents of at least $1.0 million,

•	maintain a Debt to Fair Market Value Ratio of not more than 0.50:1.00 at any time, and

•	maintain the Fair Market Value of Liquid Portfolio Investments as a percentage of outstanding aggregate principal balance to not be less than 100%.

In connection with the Merger, PTMN will pay off the outstanding principal and accrued interest under the Credit Facility.

At the end of each quarter, we may take proactive steps to preserve investment flexibility for the next quarter by investing in cash equivalents, which includes purchasing U.S. Treasury Bills, by utilizing repurchase agreements on a temporary basis. On September 30, 2019, we purchased $10.0 million of U.S. Treasury Bills and

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September 30, 2019

(unaudited)

contemporaneously entered into a $9.8 million repurchase arrangement with a global financial institution to finance such purchase. Under the repurchase arrangement, we transferred $10.0 million of U.S. Treasury Bills and $0.2 million of cash as collateral was returned to us, under the repurchase agreement. We repaid the $9.8 million borrowed under the repurchase agreement, and the $0.2 million cash collateral was returned to us, net of a $1 thousand financing fee, upon maturity of the U.S. Treasury Bills on October 3, 2019. We account for the transfer of the U.S. Treasury Bills under the repurchase agreement as a secured borrowing in accordance with GAAP. As a result, the U.S. Treasury Bills are recorded on our books as investments in U.S. Treasury Bills, and the amount outstanding under the repurchase agreement is recorded as a current liability at September 30, 2019.

On December 21, 2018, we purchased $15.0 million of U.S. Treasury Bills and contemporaneously entered into a $14.7 million repurchase arrangement with a global financial institution to finance such purchase. Under the repurchase arrangement, we transferred $15.0 million of U.S. Treasury Bills and $0.3 million of cash as collateral under the repurchase agreement. We repaid the $14.7 million borrowed under the repurchase agreement, and the $0.3 million cash collateral was returned to us, net of a $14 thousand financing fee, upon maturity of the U.S. Treasury Bills on January 2, 2019. We account for the transfer of the U.S. Treasury Bills under the repurchase agreement as a secured borrowing in accordance with GAAP. As a result, the U.S. Treasury Bills are recorded on our books as investments in U.S. Treasury Bills, and the amount outstanding under the repurchase agreement is recorded as a current liability December 31, 2018.

Note 4: Investment Management

Investment Advisory Agreement

On September 30, 2014, we entered into the Investment Advisory Agreement with OHA, an investment adviser registered under the Advisers Act pursuant to which OHA replaced NGP Investment Advisor, LP as our investment advisor. The Investment Advisory Agreement was most recently re-approved by our Board of Directors, a majority of whom are not “interested” persons (as defined in the 1940 Act) of us, on August 6, 2019. Pursuant to the Investment Advisory Agreement, OHA implements our business strategy on a day-to-day basis and performs certain services for us, subject to the supervision of our Board of Directors. Under the Investment Advisory Agreement, we pay OHA a fee consisting of two components — a base management fee and an incentive fee.

Base Management Fee: The base management fee is paid quarterly in arrears, and is calculated by multiplying the average value of our total assets (excluding cash, cash equivalents and U.S. Treasury Bills that are purchased with borrowed funds solely for the purpose of satisfying quarter-end diversification requirements related to our election to be taxed as a RIC under the Code or to preserve future investment flexibility), as of the end of the two immediately prior fiscal quarters, by a rate of 1.75% per annum. For the three months ended September 30, 2019 and 2018, we incurred $0.3 million and $0.4 million, respectively, in base management fees. For the nine months ended September 30, 2019 and 2018, we incurred $0.9 million and $1.2 million, respectively, in base management fees.

Incentive Fee: The incentive fee consists of two parts. The first part, the investment income incentive fee, is calculated and payable quarterly in arrears based on our pre-incentive fee net investment income for the fiscal quarter for which the fee is being calculated. Pre-incentive fee net investment income means interest income, dividend income, royalty payments, net profits interest payments, and any other income (including any other fees, such as commitment, origination, syndication, structuring, diligence, monitoring and consulting fees or other fees that we receive from portfolio companies) accrued during the fiscal quarter, minus our operating

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(unaudited)

expenses for the quarter (including the base management fee, expenses payable under the Administration Agreement, and any interest expense and distributions paid on any issued and outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income that we have not yet received in cash. Accordingly, we may pay an incentive fee based partly on accrued investment income, the collection of which is uncertain or deferred. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses, or unrealized capital appreciation or depreciation. Pre-incentive fee net investment income, expressed as a rate of return on the value of our net assets (defined as total assets less liabilities at the end of the immediately preceding fiscal quarter) is compared to a “hurdle rate” of 1.75% per quarter (7% annualized). OHA receives no incentive fee for any fiscal quarter in which our pre-incentive fee net investment income does not exceed the hurdle rate. OHA receives an incentive fee equal to 100% of our pre-incentive fee net investment income for any fiscal quarter in which our pre-incentive fee net investment income exceeds the hurdle rate but is less than 2.1875% (8.75% annualized) of net assets (also referred to as the “catch up” provision) plus 20% of our pre-incentive fee net investment income for such fiscal quarter greater than 2.1875% (8.75% annualized) of net assets.

The second part of the incentive fee, the capital gains incentive fee, is determined and payable in arrears as of the end of each fiscal year (or, upon termination of the Investment Advisory Agreement, as of the termination date). The capital gains incentive fee is equal to 20% of our cumulative aggregate realized capital gains from September 30, 2014 through the end of that fiscal year, computed net of our cumulative aggregate realized capital losses and cumulative aggregate unrealized depreciation on investments for the same time period. The aggregate amount of any previously paid capital gains incentive fees to OHA is subtracted from the capital gains incentive fee calculated. If such amount is negative, then there is no capital gains fee for such year. For the purposes of the capital gains incentive fee, any gains and losses associated with our investment portfolio as of September 30, 2014 shall be excluded from the capital gains incentive fee calculation. For the three months ended September 30, 2019 we reduced our capital gains incentive fee accrual by $32 thousand to $46 thousand and for the three months ended September 30, 2018 we did not accrue any capital gains incentive fees. For the nine months ended September 30, 2019 we accrued $46 thousand in capital gains incentive fees and for the nine months ended September 30, 2018 we did not accrue any capital gains incentive fees.

On November 10, 2017, we entered into an Incentive Fee Waiver Agreement with OHA whereby OHA agreed to waive any incentive fees earned relating to fiscal years 2017 and 2018. Under the Incentive Fee Waiver Agreement, any capitalized gains fees that would have been earned and accrued during 2017 and 2018, which under our Investment Advisory Agreement would not have been paid until 2018 and 2019, respectively, has been waived. The Incentive Fee Waiver Agreement with OHA expired on December 31, 2018.

The Investment Advisory Agreement may be terminated at any time, without the payment of any penalty, by a vote of our Board of Directors or a vote of the holders of at least a majority of our outstanding voting securities (within the meaning of the 1940 Act) on 60 days’ written notice to OHA, and would automatically terminate in the event of its “assignment” (within the meaning of the 1940 Act). OHA may terminate the Investment Advisory Agreement without penalty by providing us at least 60 days’ written notice. Pursuant to the Investment Advisory Agreement, OHA pays the compensation expense of its investment professionals, who provide management and investment advisory services to us. We bear all other costs and expenses of our operations and transactions.

Administration Agreement

Under the Administration Agreement, OHA furnishes us with certain administrative services, personnel and facilities. The Administration Agreement was most recently re-approved by our Board of Directors on August 6,

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(unaudited)

2019. Payments under the Administration Agreement are equal to our allocable portion of OHA’s overhead in performing its obligations under the Administration Agreement, including all administrative services necessary for our operation and the conduct of our business. The Administration Agreement may be terminated at any time, without penalty, by a vote of our Board of Directors or by OHA upon 60 days’ written notice to the other party.

We owed $0.1 million and $0.6 million to OHA under the Administration Agreement as of September 30, 2019 and December 31, 2018, respectively, for expenses incurred on our behalf for the final month of the respective quarterly period. We include these amounts in accounts payable and due to affiliate on our Consolidated Balance Sheets.

Note 5: Federal Income Taxes

We operate so as to qualify, for tax purposes, as a RIC under Subchapter M of Chapter 1 of the Code. As a RIC, we are generally not subject to corporate-level U.S. federal income taxes on the portion of our investment company taxable income and net capital gain (i.e., realized net long-term capital gains in excess of realized net short-term capital losses) that we distribute to our stockholders. To qualify as a RIC, we are required, among other things, to distribute to our stockholders each year at least 90% of investment company taxable income, as defined by the Code, and to meet certain asset-diversification requirements.

Certain of our wholly owned subsidiaries, or Taxable Subsidiaries, have elected to be taxed as corporations for federal income tax purposes. The Taxable Subsidiaries hold certain of our portfolio investments and are consolidated for financial reporting purposes, but not for income tax reporting purposes. These Taxable Subsidiaries permit us to hold equity investments in portfolio companies that are “pass through” entities for tax purposes, in order to comply with the “source-of-income” requirements that must be satisfied to maintain our qualification as a RIC. The Taxable Subsidiaries may generate income tax expense or benefit, which is reflected on our Consolidated Statements of Operations.

On December 22, 2017, the U.S. government enacted significant tax legislation commonly referred to as the Tax Act and Job Act (the “Tax Act”). The Tax Act makes broad and complex changes to the U.S. tax code, including but not limited to, (1) reducing the U.S. federal corporate income tax rate from 35 percent to 21 percent, (2) repealing the Corporate Alternative Minimum Tax (AMT), (3) generally eliminating U.S. federal income taxes on dividends from foreign subsidiaries, (4) creating a new limitation on deductible interest expense, (5) changing rules related to the use and limitations of net operating loss carryforwards created in tax years beginning after December 31, 2017 and (6) the requirement to pay a one-time transition tax on all undistributed earnings of foreign subsidiaries.

In connection with our analysis of the impact of the Tax Act, we recorded a net tax expense of approximately $12.2 million in the period ending December 31, 2017 which consisted of a reduction of deferred tax assets previously valued at 34%. This tax expense and reduction in deferred tax assets was fully offset by a simultaneous reduction in our valuation allowance. The reduction in the U.S. federal rate is expected to positively impact our future U.S. after tax earnings.

In addition, due to the Tax Act, we are eligible for a full refund of our AMT credit carryforward. Accordingly, the valuation allowance related to this AMT credit carryforward has been released in the amount of $632,000, or $0.03 per share. The valuation allowance related to other net deferred tax assets remains. Therefore, the associated valuation allowance has been released for the full AMT credit carryforward at this time.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2019

(unaudited)

Tax years from 2014 forward remain open to examination by the major taxing jurisdictions to which OHAI is subject; however, net operating losses originating in prior years are subject to examination when utilized. Our Taxable Subsidiaries have federal net operating loss carryforwards of $88.2 million of which $79.7 million expire in various years through 2037 and the remaining $8.5 million may be carried forward indefinitely as per the Tax Act. Federal and state laws impose limitations on the utilization of capital losses and NOLs in the event of an “ownership” change for tax purposes, as defined by Sections 382 and 383 of the Internal Revenue Code. An ownership change at either the RIC entity or Taxable Subsidiary level, if one were to occur, would limit our ability to use pre-ownership change NOLs to offset post-ownership change taxable income. An ownership change would also limit our ability to use pre-ownership change capital losses to offset post-ownership change capital gains.

Note 6: Commitments and Contingencies

As of September 30, 2019, we had investments in 28 active portfolio companies totaling $106.8 million (cost basis). Of these 28 active portfolio companies, OHAI had already funded investments in the amount of $106.8 million. We had $0.2 million due to a broker for unsettled trades in U.S. Treasury Bills. As of September 30, 2019 there were outstanding unfunded commitments of $2.3 million related to our investments in the ClearChoice revolving credit facility, Imperial Dade delayed draw term loan, JS Held delayed draw term loan, and JS Held revolving credit facility. As of December 31, 2018, we had investments in 26 active portfolio companies totaling $111.3 million. Of these 26 active portfolio companies, we had already funded investments in the amount of $108.1 million and there were outstanding unfunded commitments of $1.2 million related to our investment in ClearChoice revolving credit facility, $1.1 million related to an investment we committed to in December of 2018, and $3.3 million due to broker for unsettled trades.

We have continuing obligations under the Investment Advisory Agreement and the Administration Agreement with OHA. See Note 4. The agreements provide that, absent willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its duties and obligations, OHA and its officers, managers, agents, employees, controlling persons, members and any other person or entity affiliated with OHA will be entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of services under the agreements or otherwise as our investment advisor or administrator. The agreements also provide that OHA and its affiliates will not be liable to us or any stockholder for any error of judgment, mistake of law, any loss or damage with respect to any of our investments or any action taken or omitted to be taken by OHA in connection with the performance of any of its duties or obligations under the agreements or otherwise as investment advisor or administrator to us, except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services.

In the normal course of business, we enter into a variety of undertakings containing a variety of representations that may expose us to some risk of loss. We do not expect significant losses, if any, from such undertakings.

In the quarter ended June 30, 2018, we wrote off our investment in Castex Energy 2005, L.P., or Castex. Previously, Castex filed for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code on October 16, 2017. According to the filing, Castex and its affiliates in bankruptcy entered into a restructuring support agreement with pre-petition lenders holding approximately 86% in principal amount of claims under the pre-petition credit facility. On February 26, 2018, we agreed to a settlement and agreed to withdraw our confirmation objections to the Debtors’ Joint Plan of Reorganization under Chapter 11 of the Bankruptcy code in exchange for the potential

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2019

(unaudited)

to receive some amount of cash and warrants in the reorganized company. This agreement was approved by the Bankruptcy court on February 27, 2018. At this time we are unable to determine the value of a recovery, if any, resulting from the settlement which will be dependent upon the ultimate pool of unsecured claims.

Legal Proceedings

From time to time, we are involved in various legal proceedings arising in the normal course of business. While we cannot predict the outcome of these proceedings with certainty, we do not believe that an adverse result in any pending legal proceeding would be material to our business, financial condition or cash flows.

Status of Investment. As of September 30, 2019, our unrecovered investment was $43.5 million, and we had received aggregate royalty payments of $41.0 million since the date of ATP’s bankruptcy filing. As of September 30, 2019, we had incurred legal and consulting fees totaling $6.5 million in connection with the enforcement of our rights under the ORRIs. On various occasions, we have provided notice that such legal expenses will be added to our unrecovered investment balance to the extent they are not reimbursed. To date, we have not received any payments on account of legal expenses aside from our receipt of regular monthly production payments. As a result, we added our legal expenses to the unrecovered investment balance in accordance with our transaction documents. As of September 30, 2019, substantially all of the $6.5 million in legal and consulting fees have been added to, and are thus included in, the unrecovered investment balance under the terms of our transaction documents. Legal expenses of $1.2 million have been added to our unrecovered investment balance during the nine months ended September 30, 2019. Production recommenced on the MC941 and MC 942 wells in April 2018. Previously, these wells ceased production in November 2016 as a result of the Bennu Chapter 7 bankruptcy. In August 2017, the bankruptcy court authorized the sale of certain assets including MC 941 and MC 942 to Equinor, formerly known as StatOil USA E&P, Inc. Equinor recommenced production on these wells in April 2018. Equinor disputes that legal fees are eligible to be included in our unrecovered investment balance, but given that current production is not expected to be sufficient to pay the primary sum and notional interest accruing (which Equinor does not dispute), this legal fee issue is not ripe for debate and efforts are not currently ongoing to resolve it. We note that the fair value of our investment in ATP ORRI is $3.7 million as of September 30, 2019.

OHA INVESTMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2019

(unaudited)

Note 7: Fair Value

Our investments consisted of the following as of September 30, 2019 and December 31, 2018:

	September 30, 2019				December 31, 2018
(Dollar amounts in thousands)	Cost	% of total	Fair Value	% of total	Cost	% of total	Fair Value	% of total
Portfolio investments
First lien secured debt	$1,714	1.5%	$1,735	2.4%	$496	0.4%	$487	0.6%
Revolving loan facilities	(4)	—%	9	—%	361	0.3%	336	0.4%
Unsecured term loan	3,254	2.8%	3,300	4.6%	3,251	2.5%	3,251	4.0%
Second lien debt	50,656	43.4%	50,698	70.0%	47,212	37.4%	46,770	58.0%
Subordinated debt	23,528	20.2%	2,422	3.4%	30,523	24.2%	9,471	11.8%
Limited term royalties	24,561	21.0%	3,672	5.0%	26,450	20.9%	4,778	6.0%
Senior secured note	549	0.4%	573	0.8%	541	0.4%	513	0.6%
Delayed draw term loan	(8)	—%	(5)	—%	—	—%	—	—%
Equity securities	2,500	2.1%	—	—%	2,500	2.0%	—	—%

Total portfolio investments	106,750	91.4%	62,404	86.2%	111,334	88.1%	65,606	81.4%

Government securities
U.S. Treasury Bills	9,999	8.6%	9,999	13.8%	14,989	11.9%	14,989	18.6%

Total investments	$116,749	100.0%	$72,403	100.0%	$126,323	100.0%	$80,595	100.0%

We account for all of the assets in our investment portfolio at fair value, following the provisions of the FASB ASC Fair Value Measurements, or ASC 820. ASC 820 defines fair value, establishes a framework for measuring fair value, establishes a fair value hierarchy based on the quality of inputs used to measure fair value and enhances disclosure requirements for fair value measurements.

On a quarterly basis, the investment team of our investment advisor prepares fair value recommendations for all of the assets in our portfolio in accordance with ASC 820 and presents them to the Audit Committee of our Board of Directors. The Audit Committee recommends fair values of each asset for which market quotations are not readily available to our Board of Directors, which in good faith determines the final fair value for each investment.

•	Investment Team Valuation. The investment professionals of our investment advisor prepare fair value recommendations for each investment.

•

Investment Team Valuation Documentation. The investment team documents and discusses its preliminary fair value recommendations with the investment committee and senior management of our investment advisor.

•

Third Party Valuation Activity. We may, at our discretion, retain an independent valuation firm to review any or all of the valuation analyses and fair value recommendations provided by the investment team of our investment advisor. Our general practice is that we have an independent valuation firm review all Level 3 investments (those whose value is determined using significant unobservable inputs) with recommended fair values in excess of $10 million on a quarterly basis, and review all Level 3 investments with recommended fair values greater than zero at least annually to provide positive assurance on our valuations.

•	Presentation to Audit Committee. Our investment advisor and senior management present the valuation analyses and fair value recommendations to the Audit Committee of our Board of Directors.

OHA INVESTMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2019

(unaudited)

•

Board of Directors and Audit Committee. The Board of Directors and the Audit Committee review and discuss the valuation analyses and fair value recommendations provided by the investment team of our investment advisor and the independent valuation firm, if applicable.

•

Final Valuation Determination. Our Board of Directors discusses the fair values recommended by the Audit Committee and determines the fair value of each investment in our portfolio for which market quotations are not readily available, in good faith, based on the input of the investment team of our investment advisor, our Audit Committee and the independent valuation firm, if applicable.

ASC 820 defines fair value as the price that a seller would receive for an asset or pay to transfer a liability in an orderly transaction between independent, knowledgeable and willing market participants at the measurement date. The fair value definition focuses on exit price in the principal, or most advantageous, market and prioritizes the use of observable market inputs over unobservable entity-specific inputs. In accordance with ASC 820, we categorize our investments based on the inputs to our valuation methodologies as follows:

•	Level 1 — Quoted unadjusted prices for identical instruments in active markets to which we have access at the date of measurement.

•

Level 2 — Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets. Level 2 inputs are those in markets for which there are few transactions, the prices are not current, little public information exists or instances where prices vary substantially over time or among brokered market makers.

•

Level 3 — Model-derived valuations in which one or more significant inputs or significant value drivers are unobservable. Unobservable inputs are those inputs that reflect our own assumptions regarding what market participants would use to price the asset or liability based on the best available information.

Fair value accounting classifies financial assets and liabilities in their entirety based on the lowest level of input that is significant to the estimated fair value measurement. Our assessment of the significance of a particular input to the fair value measurement requires judgment that may affect the valuation of assets and liabilities and their placement within the fair value hierarchy levels. We did not have any liabilities measured at fair value as of September 30, 2019 or December 31, 2018. Amounts outstanding under our Credit Facility are carried at amortized cost in the Consolidated Balance Sheets. As of September 30, 2019, the estimated fair value of our Credit Facility approximated its carrying value of $29.9 million. As of December 31, 2018, the fair value of our Credit Facility approximated its carrying value of $28.9 million. The estimated fair value of the Credit Facility is determined by discounting projected remaining payments using market interest rates for borrowings of OHAI.

OHA INVESTMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2019

(unaudited)

The following tables set forth the fair value of our investments by level within the fair value hierarchy as of September 30, 2019 and December 31, 2018 (in thousands):

September 30, 2019	Total	Level 1	Level 2	Level 3
Portfolio investments
Affiliate investments
Subordinated debt	$2,422	$—	$—	$2,422

Total affiliate investments	2,422	—	—	2,422
Non-affiliate investments
First lien secured debt	1,735	—	—	1,735
Second lien debt	50,698	—	41,076	9,622
Limited term royalties	3,672	—	—	3,672
Senior secured notes	573	—	573	—
Delayed draw term loan	(5)	—	—	(5)
Revolving loan facilities	9	—	—	9
Unsecured term loan	3,300	—	3,300	—

Total non-affiliate investments	59,982	—	44,949	15,033

Total portfolio investments	62,404	—	44,949	17,455

Government securities
U.S. Treasury Bills	9,999	9,999	—	—

Total investments	$72,403	$9,999	$44,949	$17,455

December 31, 2018	Total	Level 1	Level 2	Level 3
Portfolio investments
Affiliate investments
Subordinated debt	$2,271	$—	$—	$2,271

Total affiliate investments	2,271	—	—	2,271
Non-affiliate investments
First lien secured debt	487	—	—	487
Second lien debt	46,770	—	40,890	5,880
Subordinated debt	7,713	—	7,713	—
Limited term royalties	4,778	—	—	4,778
Revolving loan facility	336	—	—	336
Unsecured term loan	3,251	—	3,251	—

Total non-affiliate investments	63,335	—	51,854	11,481

Total portfolio investments	65,606	—	51,854	13,752

Government securities
U.S. Treasury Bills	14,989	14,989	—	—

Total investments	$80,595	$14,989	$51,854	$13,752

OHA INVESTMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2019

(unaudited)

The following tables present roll-forwards of the changes in fair value for all investments for which we determine fair value using unobservable (Level 3) factors for the periods indicated (in thousands):

	First Lien Secured Debt and Limited Term Royalties	Revolving Loan Facilities	Second Lien Debt	Subordinated Debt and Redeemable Preferred Units	Delayed Draw Term Loan	Total Investments
For the three months ended September 30, 2019
Fair value at June 30, 2019	$6,100	$326	$9,622	$2,532	$(6)	$18,574
Total gains, (losses) and amortization:
Net realized gains (losses)	—	—	—	—	—	—
Net unrealized gains (losses)	(158)	(1)	(5)	(110)	1	(273)
Net amortization of premiums, discounts and fees	1	—	5	—	—	6
New investments, repayments and settlements, net:
New investments	50	823	—	—	23	896
Payment-in-kind	—	—	—	—	—	—
Repayments and settlements	(586)	(1,139)	—	—	(23)	(1,748)

Fair value at September 30, 2019	$5,407	$9	$9,622	$2,422	$(5)	$17,455

For the nine months ended September 30, 2019
Fair value at December 31, 2018	$5,265	$336	$5,880	$2,271	$—	$13,752
Total gains, (losses) and amortization:
Net realized gains (losses)	—	—	—	—	—	—
Net unrealized gains (losses)	812	39	156	151	3	1,161
Net amortization of premiums, discounts and fees	(724)	(1)	(102)	—	—	(827)
New investments, repayments and settlements, net:
New investments	1,251	1,587	3,688	—	15	6,541
PIK	—	—	—	—	—	—
Repayments and settlements	(1,197)	(1,952)	—	—	(23)	(3,172)

Fair value at September 30, 2019	$5,407	$9	$9,622	$2,422	$(5)	$17,455

OHA INVESTMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2019

(unaudited)

	First Lien Secured Debt and Limited Term Royalties	Revolving Loan Facility	Second Lien Debt	Subordinated Debt and Redeemable Preferred Units	Equity Securities	CLO Residual Interests	Total Investments
For the three months ended September 30, 2018
Fair value at June 30, 2018	$1,875	$360	$5,940	$18,015	$—	$181	$26,371
Total gains, (losses) and amortization:
Net realized losses	—	—	—	—	—	—	—
Net unrealized gains (losses)	1,501	(1)	57	(7,812)	—	14	(6,241)
Net amortization of premiums, discounts and fees	(708)	1	3	(819)	—	—	(1,523)
New investments, repayments and settlements, net:
New investments	—	813	—	—	—	—	813
PIK	—	—	—	1,496	—	—	1,496
Repayments and settlements	—	(1,188)	—	—	—	—	(1,188)

Fair value at September 30, 2018	$2,668	$(15)	$6,000	$10,880	$—	$195	$19,728

For the nine months ended September 30, 2018
Fair value at December 31, 2017	$—	$—	$—	$18,015	$164	$209	$18,388
Total gains, (losses) and amortization:
Net realized losses	—	—	—	(56,315)	—	—	(56,315)
Net unrealized gains (losses)	3,033	(1)	57	46,415	(164)	(14)	49,326
Net amortization of premiums, discounts and fees	(865)	(14)	(57)	(785)	—	—	(1,721)
New investments, repayments and settlements, net:
New investments	500	1,875	6,000	—	—	—	8,375
PIK	—	—	—	3,550	—	—	3,550
Repayments and settlements	—	(1,875)	—	—	—	—	(1,875)

Fair value at September 30, 2018	$2,668	$(15)	$6,000	$10,880	$—	$195	$19,728

During the nine months ended September 30, 2019 and 2018, none of our investments in portfolio companies changed among the categories of Control Investments, Affiliate Investments and Non-Affiliate Investments, and there were no transfers among Levels 3, 2 or 1.

We present net unrealized gains (losses) on our consolidated statements of operations as “Net unrealized appreciation (depreciation) on investments.”

OHA INVESTMENT CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2019

(unaudited)

The following table summarizes the significant unobservable inputs in the fair value measurements of our Level 3 investments by category of investment and valuation technique as of September 30, 2019 (dollars in thousands):

Type of Investment	Fair Value	Valuation Technique	Significant Unobservable Inputs	Range of Inputs	Weighted Average
Non-Energy Investments:
First lien debt	$1,735	Private transaction comparables	Market yield	8.0% - 10.0%	8.4%
Second lien debt	9,622	Private transaction comparables	Market Yield	9.2% - 12.0%	10.6%
Subordinated debt	2,422	Market comparables	EBITDA multiples	4.0x - 6.0x	5.0x
Revolving loan facilities	9	Market comparables	Market yield	8.0% - 11.0%	8.1%
Delayed draw term loans	(5)	Market comparables	Precedent transaction	N/A	N/A

	13,783

Energy Investments:
Limited term royalties	3,672	Discounted cash flow(1)	Discount rate	10.0% - 20.0%	15.0%

	3,672

Total Level 3 investments	$17,455

(1)	Cash flows are based on Proved Developed Producing reserves only. Estimated production volumes are based on January 1, 2019 engineer’s reserve report.

As noted above, the income and market approaches were used in the determination of fair value of certain Level 3 assets as of September 30, 2019. The significant unobservable inputs used in the income approach are the discount rate or market yield used to discount the estimated future cash flows expected to be received from the underlying investment, which include future principal and interest payments. An increase in the discount rate or market yield would result in a decrease in the fair value. The significant unobservable inputs used in the market approach are based on market comparable transactions and market multiples of publicly traded comparable companies. Increases or decreases in market multiples would result in an increase or decrease, respectively in the fair value.